Exhibit 10.1

ASSIGNMENT AND AMENDMENT AGREEMENT dated as of June 27, 2006 (this “Assignment and Amendment Agreement”), among LEVEL 3 FINANCING, INC., a Delaware corporation (the “Borrower”); LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation of which the Borrower is a wholly owned subsidiary (“Level 3”); the financial institutions and other entities that have delivered Existing Lender signature pages hereto, in their respective capacities as parties to the Existing Credit Agreement referred to below (the “Existing Lenders”); the Continuing Lenders (as defined below) that have delivered Continuing Lender signature pages hereto; and MERRILL LYNCH CAPITAL CORPORATION (“MLCC”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement dated as of December 1, 2004, among the Borrower, Level 3, the lenders referred to therein and the Administrative Agent and Collateral Agent (the “Existing Credit Agreement”).

WHEREAS, the Borrower has requested, and the undersigned Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Existing Credit Agreement be amended and restated as provided herein effective upon satisfaction of the conditions set forth in Section 10;

NOW, THEREFORE, the Borrower, Level 3, each of the undersigned Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement referred to below, except that references to “Loans” under the Existing Credit Agreement shall have the meanings assigned to such terms in the Existing Credit Agreement. As used in this Assignment and Amendment Agreement, the following terms shall have the meanings assigned to them below:

“Additional Lenders” shall mean the Continuing Lenders that are not Existing Lenders.

“Assigned Loans” has the meaning given in Section 6(c) of this Agreement.

“Assigning Lenders” shall mean the Departing Lenders and each Continuing Lender whose outstanding Loans immediately following the effectiveness of the assignments provided for in Section 7 will be less than the aggregate outstanding amount of its Loans under the Existing Credit Agreement immediately prior to such effectiveness as a result of this Assignment and Amendment Agreement and the transactions provided for herein.

“Consent Fee” shall mean an amount per $1,000 principal amount of Loans equal to the excess of (i) the present value at such time of (A) $1,030 plus (B) all interest that would have accrued on such principal amount from the date of such prepayment through December 1, 2006, computed using a discount rate equal to the Treasury Rate (as defined in the Existing Credit Agreement and determined as of the Business Day prior to prepayment) plus 50 basis points, over (ii) $1,000. For purposes of computing the interest that would have accrued on any amount prepaid pursuant to this paragraph through December 1, 2006, it shall be assumed that such amount would have accrued interest at all times from the date of such prepayment through December 1, 2006 at a rate equal to the LIBO Rate (as defined in the Existing Credit Agreement) for a notional Interest Period (as defined in the Existing Credit Agreement) of three months commencing on the date of such prepayment plus the Applicable Margin (as defined in the Existing Credit Agreement) at the time in effect.

“Continuing Lenders” means (i) the Existing Lenders that are assigning less than 100% of their respective Loans under the Existing Credit Agreement and (ii) the Additional Lenders.

“Departing Lenders” shall mean the Existing Lenders that are not Continuing Lenders.

“Increasing Lenders” shall mean the Additional Lenders and each Continuing Lender whose outstanding Loans immediately following the effectiveness of the assignments provided for in Section 7 will be greater than the aggregate outstanding amount of its Loans under the Existing Credit Agreement immediately prior to such effectiveness as a result of this Assignment and Amendment Agreement and the transactions provided for herein.

“Lenders” means the Existing Lenders and the Continuing Lenders.

“Retained Loans” has the meaning given in Section 6(c) of this Agreement.

SECTION 2. Amendment Effectiveness Date. (a) The transactions provided for in Sections 3 through 9 shall be consummated at a closing (the “Closing”) to be held on the Amendment Effectiveness Date at the offices of Cravath, Swaine & Moore LLP, or at such other time and place as the parties hereto shall agree upon.

(b) The “Amendment Effectiveness Date” shall be specified by the Company, and shall be a date not later than July 11, 2006, as of which all the conditions set forth or referred to in Section 10 shall have been satisfied. The Company shall give not less than three Business Days’ written notice proposing the Amendment Effectiveness Date to the Administrative Agent, which shall send copies of such notice to the Lenders. This Assignment and Amendment Agreement shall terminate at 5:00 p.m., New York City time, on July 11, 2006, if the Amendment Effectiveness Date shall not have occurred at or prior to such time.

SECTION 3. Amendment and Restatement of the Existing Credit Agreement. (a) The Existing Credit Agreement (including all Exhibits and Schedules thereto) is

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hereby amended and restated, effective as of the Amendment Effectiveness Date and immediately following the effectiveness of the assignments provided for in Section 7, into a credit agreement (including all exhibits and schedules thereto) reading, subject to the next succeeding sentence, in its entirety as set forth in Exhibit A hereto (the “Restated Credit Agreement”), and the Administrative Agent and the Collateral Agent are hereby directed to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby. Schedule 2.01 to the Restated Credit Agreement, setting forth the respective commitments of the Continuing Lenders, shall be prepared by the Administrative Agent on or prior to the Amendment Effectiveness Date based on the Funding Memorandum described in Section 6(c) of this Assignment and Amendment Agreement and, upon effectiveness of the assignments, shall be deemed a part of the Restated Credit Agreement as though included in Exhibit A hereto. From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Restated Credit Agreement.

(b) On the Amendment Effectiveness Date, the Loans outstanding under the Existing Credit Agreement will continue outstanding as Loans under the Restated Credit Agreement. Notwithstanding anything to the contrary in the Existing Credit Agreement, the Interest Period in effect for Assigned Loans will terminate on the Amendment Effectiveness Date, and each such Loan will be converted on such date into a Eurodollar Loan having an initial Interest Period equal to the balance of the Interest Period in effect for the Retained Loans on the Amendment Effectiveness Date and bearing interest at the LIBO Rate for dollar deposits with a two-month maturity in effect two Business Days’ prior to the Amendment Effectiveness Date.

SECTION 4. Delivery of Promissory Notes. On or prior to the Amendment Effectiveness Date, each Lender holding one or more promissory notes issued pursuant to the Existing Credit Agreement shall deliver such promissory notes to the Administrative Agent. Each Lender that fails so to deliver any such promissory note held by it hereby agrees to indemnify the Borrower for any loss, cost or expense resulting from such failure. Upon the effectiveness of the Restated Credit Agreement, the Administrative Agent shall release and deliver such promissory notes to the Borrower for cancellation.1

SECTION 5. Fees and Expenses. On the Amendment Effectiveness Date, at or before the effectiveness of the Restated Credit Agreement, the Company shall pay to the Administrative Agent (a) for its own account, all fees and other amounts owed to it under any agreement or instrument between it and the Borrower as of the Amendment Effectiveness Date and (b) for the account of each applicable payee, all expenses due and

[1]	Continuing Lenders that wish to obtain new Notes may request them under Section 2.03(e) of the Restated Credit Agreement.

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payable on or before the Amendment Effectiveness Date under the Loan Documents. Notwithstanding anything to the contrary in the Existing Credit Agreement, the Administrative Agent shall be responsible for paying its own expenses (including counsel fees) associated with the amendment and restatement of the Existing Credit Agreement.

SECTION 6. Representations and Warranties of Lenders; Funding Memorandum. (a) Each Existing Lender that is a Departing Lender hereby represents and warrants, severally and not jointly, as of the date set forth on its Existing Lender signature page hereto, that (i) it is the owner of the principal amount of Loans under the Existing Credit Agreement set forth on its Existing Lender signature page in the box entitled “Principal Amount of Loans Owned”, (ii) it has full power and authority to assign and transfer such Loans, (iii) it will not transfer such Loans other than pursuant to this Assignment and Amendment Agreement prior to the earlier of (x) the Amendment Effectiveness Date and (y) the date of termination of this Assignment and Amendment Agreement in accordance with Section 2(b) and (iv) when such Loans are assigned on the Amendment Effectiveness Date, each assignee will acquire such Loans free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, in each case created by or arising through such Existing Lender.

(b) Each Existing Lender that is a Continuing Lender hereby represents and warrants, severally and not jointly, that (i) it is the owner of the principal amount of Loans under the Existing Credit Agreement set forth on its Existing Lender signature page hereto in the box entitled “Principal Amount of Loans Owned”, (ii) it will not transfer such Loans other than pursuant to this Assignment and Amendment Agreement prior to the earlier of (x) the Amendment Effectiveness Date and (y) the date of termination of this Assignment and Amendment Agreement in accordance with Section 2(b), (iii) it has full power and authority to assign and transfer the amount of such Loans, if any, that exceeds the amount set forth on its Continuing Lender signature page in the box entitled “Loan Commitment” and (iv) when such Loans, if any, are assigned on the Amendment Effectiveness Date, each assignee will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, in each case created by or arising through such Existing Lender.

(c) On or prior to the Amendment Effectiveness Date, the Administrative Agent and the Borrower will prepare and agree upon a funding memorandum (the “Funding Memorandum”) setting forth (i) the respective amounts of the Loans under the Existing Credit Agreement that are held on the Amendment Effectiveness Date by the Continuing Lenders and that will continue to be held by such Continuing Lenders (such Loans being called “Retained Loans”), (ii) the respective amounts of the Loans under the Existing Credit Agreement that will be assigned on the Amendment Effectiveness Date pursuant to Section 7(a) by the Assigning Lenders (such Loans being called the “Assigned Loans”), (iii) the respective amounts of the Assigned Loans that will be purchased on the Amendment Effectiveness Date pursuant to Section 7(a) by the Increasing Lenders and (iv) the respective amounts to be paid and received by the parties hereto on the Amendment Effectiveness Date pursuant to Section 9. The amounts of the Assigned Loans under the Existing Credit Agreement that are to be

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assigned by each Assigning Lender and purchased by each Increasing Lender, as set forth in the Funding Memorandum, will be such that, after giving effect to such assignments and purchases, the Loans to be outstanding under the Restated Credit Agreement will be held by the Continuing Lenders in the respective amounts set forth in the Funding Memorandum.

SECTION 7. Assignment and Purchase. (a) Subject to the conditions set forth in Section 10, effective on the Amendment Effectiveness Date, (i) each Assigning Lender hereby sells, assigns and transfers to the Increasing Lenders, without recourse, representation or warranty (other than as expressly set forth below in this paragraph), at face amount, all its Assigned Loans, all interest accrued thereon to the Amendment Effectiveness Date and not yet paid by the Borrower and all its related rights and interests under the Existing Credit Agreement, and (ii) each Increasing Lender hereby purchases and accepts from the Assigning Lenders the Assigned Loans to be purchased by it, all interest accrued thereon to the Amendment Effectiveness Date and not yet paid by the Borrower and all such related rights and interests. The parties hereto acknowledge that each Increasing Lender is purchasing its Assigned Loans and the interest accrued thereon ratably from each Assigning Lender assigning Loans in accordance with the amounts of Loans being sold by such Assigning Lenders and that each Assigning Lender is assigning its Assigned Loans and the interest accrued thereon ratably to each Increasing Lender in accordance with the amounts of Loans being purchased by such Increasing Lenders. Notwithstanding the foregoing, (A) the Existing Lenders shall retain the exclusive right under the Existing Credit Agreement to receive and retain the payments referred to in clauses (a) and (b) of Section 9, and (B) the Departing Lenders shall retain all their rights arising out of the period prior to the Amendment Effectiveness Date under the Existing Credit Agreement in respect of indemnification and expense reimbursement obligations (including under Sections 2.08, 2.10 and 9.03 of the Existing Credit Agreement, each as in effect immediately prior to the Amendment Effectiveness Date), which shall survive the amendment of the Existing Credit Agreement without prejudice to the rights of the Continuing Lenders under the Restated Credit Agreement (including under such Sections). Each Assigning Lender represents to each Increasing Lender that it owns the Loans and related interests being assigned by it hereunder free and clear of any Liens and that it has the power and all requisite authority to effect the assignments provided for herein.

SECTION 8. Consents and Releases. The Borrower hereby consents and agrees to the transactions contemplated by Section 7 and hereby releases, effective on the Amendment Effectiveness Date, the Departing Lenders from all their obligations under the Existing Credit Agreement. The Continuing Lenders and the Borrower agree that, upon the effectiveness of the amendment and restatement provided for in Section 3, the obligations of the Borrowers, the Administrative Agent and the Continuing Lenders shall, except as expressly set forth herein, be limited to those set forth in the Restated Credit Agreement.

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SECTION 9. Payments. (a) Subject to the conditions set forth in Section 10 hereof, on the Amendment Effectiveness Date:

(i) the Company shall pay to the Administrative Agent, in the manner required under the Existing Credit Agreement, for the account of each Existing Lender, an amount equal to the Consent Fee on the Loans held by such Existing Lender immediately prior to the effectiveness of the assignments provided for in Section 7;

(ii) each Increasing Lender shall pay to the Administrative Agent, in accordance with Section 2.02 of the Restated Credit Agreement, amounts equal to the principal amounts of the Assigned Loans to be purchased by such Increasing Lender and all interest accrued thereon to the Amendment Effectiveness Date and not yet paid by the Borrower, as set forth in the Funding Memorandum (the obligations of the Increasing Lenders under this paragraph (ii) being several and not joint); and

(iii) the Administrative Agent shall pay (A) to the Existing Lenders, (1) from the funds received by it pursuant to clause (i) above, the Consent Fee in respect of the Loans of such Existing Lenders immediately prior to the effectiveness of the assignments provided for in Section 7; (B) to the Assigning Lenders, from the funds received by it pursuant to clause (ii) above, the aggregate principal amounts of the Assigned Loans of such Assigning Lenders outstanding on the Amendment Effectiveness Date and all interest accrued thereon to the Amendment Effectiveness Date and not yet paid by the Borrower.

(b) The Company agrees to pay to each Assigning Lender any breakage costs that may result from the assignments provided for herein as provided, and within the time period specified, in Section 2.09 of Existing Credit Agreement, and agrees that solely for purposes of computing amounts due under such Section, such Loans will be deemed to have been prepaid on the Amendment Effectiveness Date.

(c) In the event the Company shall specify a date as the Amendment Effectiveness Date and the Amendment Effectiveness Date shall not occur on such date, the Company shall indemnify each Lender for any loss or expense incurred by such Lender as a result of the transactions to have been consummated by such Lender on such proposed Amendment Effectiveness Date, in each case determined as set forth in Section 2.09 of the Restated Credit Agreement in respect of any failure to borrow or prepay any Loan.

SECTION 10. Conditions. The consummation of the transactions set forth in Sections 3 through 9 of this Assignment and Amendment Agreement shall be subject to the satisfaction (or waiver pursuant to Section 9.02 of the Restated Credit Agreement) of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from Level 3, the Borrower, the Administrative Agent and each Continuing Lender either (i) counterparts of the Amended and Restated Credit Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of the Amended and Restated Credit Agreement.

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(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment Effectiveness Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) the Chief Legal Officer or an Assistant General Counsel of Level 3, substantially in the form of Exhibit B-2, and (iii) Bingham McCutchen LLP, regulatory counsel for the Borrower, substantially in the form of Exhibit B-3, and covering such other matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The representations and warranties set forth in Article III of the Amended and Restated Credit Agreement shall be true and correct in all material respects on and as of the Amendment Effectiveness Date.

(e) The Borrower and the other Loan Parties shall be in compliance with all the terms and provisions set forth herein and in the other Loan Documents on their part to be observed or performed, and on the Amendment Effectiveness Date, no Default shall have occurred and be continuing.

(f) The Administrative Agent shall have received a certificate, dated the Amendment Effectiveness Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (d) and (e) and the second sentence of paragraph (h) of this Section 10.

(g) The Administrative Agent shall have received all fees and other amounts due and payable from the Borrower on or prior to the Amendment Effectiveness Date under the Existing Credit Agreement or this Assignment and Amendment Agreement.

(h) Each of the Security Documents and Guarantee Agreements shall have been amended to the extent (if any) necessary or advisable in the judgment of the Collateral Agent in view of the transactions contemplated by this Assignment and Amendment Agreement. The Guarantee and Collateral Requirement shall be satisfied. The Administrative Agent shall have received an updated Effective Date Perfection Certificate dated the Amendment Effectiveness Date and signed by a Financial Officer, together with all attachments contemplated thereby.

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(i) Each Rating Agency shall have in effect a rating on the Loan, which may include a rating on the Existing Credit Agreement.

(j) All the Existing Lenders under the Existing Credit Agreement shall have become parties to this Assignment and Amendment Agreement.

Notwithstanding the foregoing, the transactions set forth in Sections 3 through 9 of this Assignment and Amendment Agreement shall not become effective unless each of the foregoing conditions shall be satisfied (or waived pursuant to Section 9.02 of the Restated Credit Agreement) at or prior to 5:00 p.m., New York City time, on July 11, 2006 (and, in the event such conditions are not so satisfied or waived, the obligations of the Lenders to complete the transactions provided for herein shall terminate at such time).

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effectiveness Date, and such notice shall be conclusive and binding.

SECTION 11. Effectiveness; Counterparts. This Assignment and Amendment Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the Borrower, Level 3, MLCC and each of the Lenders shall have been received by the Administrative Agent. This Assignment and Amendment Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Continuing Lenders. This Assignment and Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Assignment and Amendment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Amendment Agreement.

SECTION 12. No Novation. This Assignment and Amendment Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement, which shall remain outstanding as modified hereby. Notwithstanding any provision of this Assignment and Amendment Agreement, the provisions of Sections 2.08, 2.09, 2.10 and 9.03 of the Existing Credit Agreement, as in effect immediately prior to the Amendment Effectiveness Date, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effectiveness Date.

SECTION 13. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Restated Credit Agreement or, in the case of a notice to any Departing Lender, in accordance with Section 9.01 of the Existing Credit Agreement.

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SECTION 14. Applicable Law; Waiver of Jury Trial. (A) THIS ASSIGNMENT AND AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.03, 9.09 and 9.10 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN AND APPLIED, MUTATIS MUTANDIS, TO THE TRANSACTIONS PROVIDED FOR HEREIN.

[Signature Pages to Follow]

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LEVEL 3 FINANCING, INC.,

By	/s/ Neil J. Eckstein
Name:	Neil J. Eckstein
Title:	Senior Vice President

LEVEL 3 COMMUNICATIONS, INC.,

By	/s/ Thomas C. Stortz
Name:	Thomas C. Stortz
Title:	Secretary

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent,

by	/s/ Stephen Paras
Name:	Stephen Paras
Title:	Vice President

[FORM OF EXISTING LENDER SIGNATURE PAGE]

Principal Amount of Loans Owned

$

Dated:

[EXISTING LENDER]

by
Name:
Title:

[FORM OF CONTINUING LENDER SIGNATURE PAGE]

Loan Commitment

$

Dated:

[CONTINUING LENDER]

by
Name:
Title:

EXHIBITS

Exhibits
Exhibit A	Amended and Restated Credit Agreement

Exhibit B-1	Form of Opinion of Willkie Farr & Gallagher LLP, counsel for the Borrower

Exhibit B-2	Form of Opinion of Chief Legal Officer or an Assistant General Counsel of Level 3

Exhibit B-3	Form of Opinion of Bingham McCutchen LLP, regulatory counsel for the Borrower

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

June 27, 2006

among

LEVEL 3 COMMUNICATIONS, INC.

LEVEL 3 FINANCING, INC.

The Lenders Party hereto

and

MERRILL LYNCH CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Lead Arranger and Bookrunner

MORGAN STANLEY & CO. INCORPORATED

and

CREDIT SUISSE SECURITIES (USA) LLC

as Co-Arrangers and Co-Syndication Agents

and

J.P. MORGAN SECURITIES INC.

and

WACHOVIA CAPITAL MARKETS, LLC

as Co- Documentation Agents

i

vi

v

SCHEDULES:
Schedule 2.01	— Amendment Effectiveness Date Loans
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption

Exhibit B	— Form of Effective Date Perfection Certificate

Exhibit C-1	— Guarantee Agreement

Exhibit C-2	— Collateral Agreement

Exhibit C-3	— Indemnity, Subrogation and Contribution Agreement

Exhibit D	— Form of Promissory Note

Exhibit E	— Intentionally Omitted

Exhibit F-1	— Floating Rate Proceeds Note Subordination Agreement

Exhibit F-2	— 10.75% Proceeds Note Subordination Agreement

Exhibit F-3	— 12.25% Proceeds Note Subordination Agreement

Exhibit G	— Loan Proceeds Note Collateral Agreement

Exhibit H	— Loan Proceeds Note

AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 27, 2006 among LEVEL 3 COMMUNICATIONS, INC., LEVEL 3 COMMUNICATIONS FINANCING INC., the LENDERS party hereto, and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

WHEREAS the Borrower, Level 3, certain of the Lenders and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, are parties to the Existing Credit Agreement, under which term loans in an aggregate principal amount of $730,000,000 are outstanding.

WHEREAS the Borrower and Level 3 have requested that the Lenders and the Agent amend and restate the Existing Credit Agreement in the form of this Agreement and the Lenders continue to provide credit hereunder in the form of $730,000,000 of Loans.

WHEREAS the Agent and the Lenders are willing to amend and restate the Existing Credit Agreement and the Lenders are willing to continue to provide such credit to the Borrower, in each case on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accreted Value” of any Indebtedness issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Indebtedness as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Indebtedness) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Indebtedness to the date of determination, minus all amounts theretofore paid in respect of such Indebtedness, which amounts are considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any Property acquired by such specified Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Additional Tranche” means any tranche of commitments established or loans made under this Agreement pursuant to Section 9.02(d).

“Administrative Agent” means Merrill Lynch Capital Corporation, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 6.07 and 6.09 and the definition of “Telecommunications/IS Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Level 3 or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning assigned to such term in Section 6.09.

“Agent” means Merrill Lynch Capital Corporation, in its capacities as Administrative Agent and Collateral Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment Effectiveness Date” has the meaning assigned to such term in the Assignment and Amendment Agreement. The Amendment Effectiveness Date occurred on June 27, 2006.

“Annual Perfection Certificate” has the meaning assigned to such term in the Collateral Agreement.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread”, as the case may be, based upon the Corporate Family Ratings assigned by the Rating Agencies to Level 3.

Rating	ABR Spread	Eurodollar Spread
Category 1 B3/B- or higher	1.75% per annum	2.75% per annum
Category 2 lower than B3/B-	2.00% per annum	3.00% per annum

For purposes of the foregoing, (i) if either Rating Agency shall not have in effect Corporate Family Rating for Level 3 (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 2; (ii) if the Corporate Family Ratings established or deemed to have been established by the Rating Agencies for Level 3 shall fall within different Categories, the Applicable Margin shall be based on the lower of the two ratings; and (iii) if the Corporate Family Ratings established or deemed to be established by the Rating Agencies for Level 3 shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such Rating Agency shall cease to be in the business of providing corporate ratings, Level 3, the Borrower, the Agent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by Level 3 or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary or by Level 3 to a Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of Section 6.08), (ii) substantially all of the assets of Level 3 or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Level 3 or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to Level 3; provided, however, that Level 3 has delivered to the Administrative Agent an Officers’ Certificate stating that such criteria are satisfied); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5,000,000 or more in any 12-month period. The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph of Section 6.07, (ii) when used with respect to Level 3, any Asset Disposition permitted pursuant to Section 6.13 which constitutes a disposition of all or substantially all of the assets of Level 3 and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to Section 6.01 or Section 6.02 and (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 6.03.

“Assigned Loans” has the meaning assigned to such term in the Assignment and Amendment Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assignment and Amendment Agreement” shall mean the Assignment and Amendment Agreement dated as of the date hereof among the Borrower, Level 3, the Lenders (as defined therein) and the Agent.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with GAAP, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. “Attributable Value” means, as to a Capital Lease Obligation, the principal amount thereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” of any Person means the board of directors of such Person or the executive committee or similar body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” means Level 3 Financing, Inc., a Delaware corporation.

“Borrower Debt Ratio” means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of the Borrower and the Borrower Restricted Subsidiaries (other than Indebtedness owed to Level 3 or a Sister Restricted Subsidiary that is subordinated to the Loan Proceeds Note (if Level 3 LLC is the obligor of such Indebtedness) or the Loan Proceeds Note Guarantee or the Guarantee of the Obligations by the obligor on such Indebtedness), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Indebtedness giving rise to such calculation and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Indebtedness for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Level 3 and the Sister Restricted Subsidiaries to the extent attributable to Sister Restricted Subsidiaries that are Guarantors for such four full fiscal quarters; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Borrower, any Borrower Restricted Subsidiary, Level 3 or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Borrower Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Borrower, any Borrower Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset

Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Level 3, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Level 3 of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, that such adjustments are set forth in an Officer’s Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Borrower Restricted Subsidiary Supplemental Indenture” means any supplemental indenture to the 10.75% Notes Indenture, the Floating Rate Notes Indenture or the 12.25% Notes Indenture in substantially the form of the Level 3 LLC 10.75% Notes Supplemental Indenture, the Level 3 LLC Floating Rate Notes Supplemental Indenture or the Level 3 LLC 12.25% Notes Supplemental Indenture, as the case may be, among the Borrower, Level 3, any Borrower Restricted Subsidiary (other than Level 3 LLC) and the Trustee under the 10.75% Notes Indenture, the Floating Rate Notes Indenture or the 12.25% Notes Indenture, as the case may be.

“Borrower Restricted Subsidiaries” means the Subsidiaries of the Borrower that are Restricted Subsidiaries.

“Borrowing” means Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect. The Retained Loans and the Assigned Loans outstanding on the Amendment Effectiveness Date shall for all purposes hereof be considered to be a single Borrowing; provided, that interest on the Retained Loans and the Assigned Loans shall initially accrue and be payable as provided herein based on the LIBO Rates for the respective initial Interest Periods applicable to the Retained Loans and the Assigned Loans.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligation of such Person to pay rent or other payment amount under any lease of (or other Indebtedness arrangement conveying the right to use) Property of such Person which obligation is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person under GAAP (a “Capital Lease”). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means (i) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the law of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time) with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with (x) any bank meeting the qualifications specified in clause (ii) above or (y) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 180 days after the date of acquisition thereof; provided, however, that at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A- (or higher) from S&P or A-3 (or higher) from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the Administrative Agent), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time), and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Administrative Agent) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers’ acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time), (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time), (viii) debt obligations issued by any Person; provided, however, that at the time of acquisition, any such debt obligation has a rating of A (or higher) from S&P or A-2 (or higher) from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such debt organizations, then an equivalent rating from such other nationally recognized rating service acceptable to the Administrative Agent) and in each case maturing within one year after the date of acquisition, and (ix) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (viii).

“Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) Level 3 and the Restricted Subsidiaries or (ii) the Borrower and the Borrower Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or Level 3 or the Borrower, respectively, or one or more Permitted Holders) shall have occurred; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Level 3 then in office; or

(d) the shareholders of Level 3 or the Borrower shall have approved any plan of liquidation or dissolution of Level 3 or the Borrower, respectively.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Loans within 30 days of each other.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.08(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document. It is understood that the Collateral shall not include Excluded Collateral (as defined in the Collateral Agreement).

“Collateral Agent” means Merrill Lynch Capital Corporation in its capacity as collateral agent for the Secured Parties hereunder.

“Collateral Agreement” means the Collateral Agreement dated the Effective Date among Level 3, the Borrower, the Subsidiary Loan Parties identified therein and the Collateral Agent, a copy of which is attached as Exhibit C-2 to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Permit Condition” means, with respect to Level 3 LLC or any Material LLC Subsidiary, that Level 3 LLC or such Material LLC Subsidiary, as the case may be, has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required in order for it to become a Grantor under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Commitment” means, with respect to each Lender, the commitment pursuant to which such Lender or an assignor to such Lender made Loans on the Effective Date. The aggregate amount of the Lenders’ Commitments on the Effective Date was $730,000,000, subject to any increase under Section 9.02.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Communications Act” means the Communications Act of 1934 and any similar or successor Federal statute and the rules, regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

“Consolidated Capital Ratio” means as of the date of determination the ratio of (i) the aggregate amount of Indebtedness of Level 3 and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2,024,000,000, (b) the aggregate net proceeds to Level 3 from the issuance or sale of any Capital Stock (including Preferred Stock) of Level 3 other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date and (d) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans or any applicable Loan Proceeds Note Guarantee or any Guarantee of the Obligations) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed; provided, however, that, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the Consolidated Net Income of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period, (i) Consolidated Interest Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (ii) Consolidated Income Tax Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries, as applicable; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Borrower Restricted Subsidiary in the same manner as provided above for Level 3 or the Borrower, as applicable) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restrictions.

“Consolidated Income Tax Expense” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the net income (or loss) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) for purposes of Section 6.03 only, the net income (or loss) of any Person acquired by Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable, in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Level 3 or a Restricted Subsidiary or to the Borrower or a Borrower Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of Section 6.03 only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Level 3 or its Restricted Subsidiaries or the Borrower or the Borrower Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with GAAP, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Level 3 or any Restricted Subsidiary or the Borrower or any Borrower Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Level 3 or such Restricted Subsidiary or the Borrower or such Borrower Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock and (i) with respect to a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Level 3’s or any Restricted Subsidiary’s or the Borrower’s or any Borrower Restricted Subsidiary’s, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Borrower Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restriction.

“Consolidated Net Worth” of any Person means the stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

“Continuing Lenders” has the meaning assigned to such term in the Assignment and Amendment Agreement.

“Corporate Family Rating” means, as of any date of determination, Level 3’s (a) issuer credit rating as determined by S&P and (b) corporate family rating as determined by Moody’s, in each case, in effect as of such date.

“Credit Facilities” means one or more credit agreements, loan agreements or similar facilities (including any Additional Tranche), secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Level 3 and its Restricted Subsidiaries, or Purchase Money Debt, or Indebtedness Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Debt Tender Offer” means the tender offer for Existing Notes maturing in 2008 pursuant to the Offer to Purchase of Level 3 dated October 29, 2004.

“Default” means any event, act or condition which constitutes an Event of Default or which upon the notice specified in Article VII, the lapse of time specified in Article VII or both would, unless cured or waived, become an Event of Default.

“Designated Grantor Subsidiary” means (a) BTE Equipment, LLC, (b) Level 3 Enhanced Services, LLC, (c) Level 3 International, Inc., (d) Level 3 LLC, (e) [Intentionally omitted], (f) each other Material Subsidiary (other than the Borrower or any Material LLC Subsidiary), (g) each Subsidiary of Level 3 that directly or indirectly owns any Equity Interest in any Designated Grantor Subsidiary and (h) at such time as it shall have satisfied the Collateral Permit Condition, WilTel Communications Group, LLC and each Material LLC Subsidiary. No Foreign Subsidiary shall at any time constitute a Designated Grantor Subsidiary.

“Designated Guarantor Subsidiary” means (a) BTE Equipment, LLC, (b) Level 3 Enhanced Services, LLC, (c) Level 3 International, Inc., (d) Level 3 LLC, (e) [Intentionally omitted], (f) each other Material Subsidiary (other than the Borrower or any Material LLC Subsidiary), (g) each Subsidiary of Level 3 that directly or indirectly owns any Equity Interest in any Designated Guarantor Subsidiary, (h) at such time as it shall have satisfied the Guarantee Permit Condition, each Material LLC Subsidiary and (i) Wiltel Communications Group, LLC. No Foreign Subsidiary shall at any time constitute a Designated Guarantor Subsidiary.

“Designation” and “Designation Amount” have the respective meanings specified in Section 6.10.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Level 3’s reports and filings under the Exchange Act filed since January 1, 2006 and prior to June 27, 2006 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to June 27, 2006.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Level 3 or the Borrower, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the Maturity Date shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Loans as provided for in the definition of “Change of Control Triggering Event”) and such Preferred Stock specifically provides that Level 3 or the Borrower, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Borrower’s repayment of the Loans as required by Section 2.04(f).

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Level 3 held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Level 3 for the period during which such dividends were paid.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Effective Date” means December 1, 2004.

“Effective Date Perfection Certificate” means a certificate in the form of Exhibit B or any other form approved by the Administrative Agent.

“Effective Date Purchase Money Debt” means Purchase Money Debt outstanding on the Effective Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Effective Date Rating” means B3 in the case of Moody’s and CCC in the case of S&P, which were the respective ratings assigned to the Loans by the Rating Agencies on the Effective Date.

“Eligible Transferee” shall mean and include (i) a commercial bank, (ii) an insurance company, a finance company, a financial institution or any fund that invests in loans in the ordinary course of business and has total assets in excess of $5,000,000 and (iii) any other financial institution reasonably satisfactory to Level 3 and the Administrative Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Level 3 or any Subsidiary of Level 3 directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Level 3 is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Level 3 or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Level 3 or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Level 3 or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by Level 3 or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Level 3 or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Reserve Requirements” means the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which United States commercial banks are subject and applicable to “Eurocurrency Liabilities”, as such term is defined in Regulation D of the Board, or any similar category of assets or liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excess Proceeds” has the meaning specified in Section 6.07(c).

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Level 3 under Section 2.12(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.10(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.10(e).

“Executive Officer” means the chief executive officer, the president, the chief financial officer, the secretary or the treasurer of Level 3.

“Existing Credit Agreement” means the Credit Agreement dated as of December 1, 2004 among the Borrower, Level 3, the lenders from time to time party thereto and the Administrative Agent and Collateral Agent.

“Existing Notes” means Level 3’s 2 7/8% Convertible Senior Notes due 2010 in an aggregate principal amount not to exceed $374,000,000, 11% Senior Notes due 2008 in an aggregate principal amount not to exceed $78,000,000, 11 1/4% Senior Notes due 2010 in an aggregate principal amount not to exceed $96,000,000, 12 7/8% Senior Discount Notes due 2010 in an aggregate principal amount at maturity not to exceed $488,000,000, 10 3/4% Senior Notes due 2008 in an aggregate principal amount not to exceed €59,000,000, 11 1/4% Senior Notes due 2010 in an aggregate principal amount not to exceed €123,000,000, 9 1/8% Senior Notes due 2008 in an aggregate principal amount not to exceed $398,000,000, 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount at maturity not to exceed $62,000,000, 6% Convertible Subordinated Notes due 2009 in an aggregate principal amount not to exceed $362,000,000, 6% Convertible Subordinated Notes due 2010 in an aggregate principal amount not to exceed $514,000,000, 9% Convertible Senior Discount Notes due 2013 in an aggregate principal amount not to exceed $254,000,000, 5 1/4% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $345,000,000, 10% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $880,000,000, 11 1/2% Senior Notes due 2010 in an aggregate principal amount not to exceed $692,000,000 and 3.5% Convertible Senior Notes due 2012 in an aggregate principal amount not to exceed $345,000,000 and the Borrower’s 10.75% Senior Notes due 2011 in an aggregate principal amount not to exceed $500,000,000, Floating Rate Senior Notes due 2011 in an aggregate principal amount not to exceed $150,000,000 and 12.25% Senior Notes due 2013 in an aggregate principal amount not to exceed $550,000,000.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3 (except in the case of the last paragraph under Section 6.07 delivered to the Administrative Agent).

“FCC” means the United States Federal Communications Commission.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-finance, assistant treasurer, treasurer or controller of Level 3 or other specified Person.

“Financing Inc. Indentures” means the 10.75% Notes Indenture, the Floating Rate Notes Indenture and the 12.25% Notes Indenture.

“Financing Inc. Notes” means the 10.75% Notes, the Floating Rate Notes and the 12.25% Notes.

“Financing Inc. Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC Notes Supplemental Indentures.

“Floating Rate Notes Indenture” means the Indenture dated as of March 14, 2006 among Level 3, the Borrower and The Bank of New York, as trustee, governing the Floating Rate Notes.

“Floating Rate Notes” means the Borrower’s Floating Rate Notes due 2011 in an aggregate principal amount outstanding on the date hereof of $150,000,000.

“Floating Rate Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC Floating Rate Notes Supplemental Indenture.

“Floating Rate Proceeds Note” means the intercompany demand note dated March 14, 2006, in an initial principal amount equal to $150,000,000, issued by Level 3 LLC to the Borrower.

“Floating Rate Proceeds Note Subordination Agreement” means the Floating Rate Proceeds Note Subordination Agreement dated March 14, 2006, a copy of which is attached as Exhibit F-1 to this Agreement, among the Borrower, Level 3, Level 3 LLC and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” has the meaning ascribed to such term in Section 1.03.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by Level 3 or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means (1) Level 3 and (2) any other Person that becomes a Grantor pursuant to the terms of the Collateral Agreement.

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement dated the Effective Date among Level 3, the Subsidiary Loan Parties identified therein and the Agent, a copy of which is attached as Exhibit C-1 to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Guarantee and Collateral Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from Level 3 and each Designated Guarantor Subsidiary either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that became or becomes a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Guarantee Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary;

(b) the Administrative Agent shall have received from Level 3, the Borrower and each Designated Grantor Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that became or becomes a Designated Grantor Subsidiary after the Effective Date, a supplement to the Collateral Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Grantor Subsidiary;

(c) the Administrative Agent shall have received from Level 3, the Borrower, each Designated Guarantor Subsidiary and each Designated Grantor Subsidiary either (i) a counterpart of the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that became or becomes a Designated Grantor Subsidiary or a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Indemnity, Subrogation and Contribution Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary or such Designated Grantor Subsidiary, as applicable, unless such Person has previously duly executed and delivered such supplement to the Collateral Agent;

(d) all Equity Interests of Material Subsidiaries directly owned by or on behalf of Level 3, the Borrower or any Designated Grantor Subsidiary (other than Equity Interests released from the Lien of the Collateral Agreement as provided in Section 6.07, 6.08, 6.10 or 9.14) shall have been pledged pursuant to the Collateral Agreement and, if such pledged Equity Interests are in certificated form, the Collateral Agent shall have received the certificates representing such pledged Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that none of the outstanding Equity Interests of any Foreign Subsidiary will be required to be pledged other than 65% of the outstanding voting Equity Interests of Level 3 Communications Canada Co.);

(e) the Loan Proceeds Note, each Offering Proceeds Note and the Parent Intercompany Note shall have been pledged by the Borrower and Level 3, as applicable, pursuant to the Collateral Agreement, and the Collateral Agent shall have received such promissory notes together with undated instruments of transfer with respect thereto endorsed in blank; and

(f) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement or to perfect such Liens to the extent and with the priority required by the Collateral Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording or arrangements therefor satisfactory to the Administrative Agent shall have been made; provided, however, that it is understood that no Grantor shall have any obligation to (i) provide a real property description for central fixture filings or local fixture filings and (ii) other than upon request by the Collateral Agent, file central or local fixture filings in the state of Tennessee or any other state that implements a substantial recordation tax for such filings.

The foregoing provisions shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as, in the good faith judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. The Guarantee and Collateral Requirement shall be satisfied with respect to any Designated Guarantor Subsidiary or Designated Grantor Subsidiary that is referred to in clause (f) or (h) of the definition of either such term and that is not a Designated Guarantor Subsidiary or Designated Grantor Subsidiary on the date hereof within 45 days after the date on which it becomes a Designated Guarantor Subsidiary or Designated Grantor Subsidiary (or in the case of a Material Subsidiary, 45 days from the date on which financial statements are available that enable Level 3 to make the determination that such Person has become a Material Subsidiary), but will not be required to be satisfied prior to such time. Notwithstanding any provision of this definition, (i) no Foreign Subsidiary shall be required to become a party to the Guarantee Agreement, the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations, and (ii) no Designated Guarantor Subsidiary or Designated Grantor Subsidiary that is referred to in clause (f) or (h) of the definition of either such term and that was not a Designated Guarantor Subsidiary or Designated Grantor Subsidiary on the Effective Date shall be required to become a party to the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations if Level 3 shall deliver to the Administrative Agent a certificate of a legal officer of Level 3 stating that such actions would in the good faith belief of such officer violate any applicable law or regulation; provided, that the Borrower covenants and agrees that if it shall deliver a certificate pursuant to the foregoing clause (ii) with respect to any Designated Guarantor Subsidiary or Designated Grantor Subsidiary, it will promptly notify the Collateral Agent in the event that at any time thereafter the circumstances preventing such Designated Guarantor Subsidiary or Designated Grantor Subsidiary from becoming a party to the Collateral Agreement or any other Security Document or Guaranteeing or creating Liens on its assets to secure the Obligations shall no longer exist, and following the delivery of such notice the provisions of this definition will at all times apply as if no such certificate had been delivered with respect to such Designated Guarantor Subsidiary or Designated Grantor Subsidiary. No Loan Party shall be obligated to provide a lien on real property or interests in real property, other than fixtures.

“Guarantee Permit Condition” means, with respect to any Material LLC Subsidiary, that such Material LLC Subsidiary, as the case may be, has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required in order for it to become a Guarantor under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Guarantor” means (1) Level 3 and (2) any other Person that becomes a Guarantor pursuant to Section 6.01, Section 6.02, Section 6.13 or any other provisions of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of Level 3 shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person, and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The “amount” or “principal amount” of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Indebtedness at such time or (b) in the case of any Receivables sale constituting Indebtedness, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Level 3 or a Wholly Owned Restricted Subsidiary of Level 3) thereof. The amount of Indebtedness represented by an obligation under a Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of Section 6.01 or clause (viii) of paragraph (b) of Section 6.02 or (y) the notional amount of such obligation if not Incurred pursuant to such clause. A Qualified Receivable Facility in the form of a Receivables purchase facility will be deemed to constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement among Level 3, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, a copy of which is attached as Exhibit C-3 to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.02.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) in the case of any ABR Loan, March 31, June 30, September 30 and December 31 in each year.

“Interest Period” means, with respect to any Eurodollar Borrowing, (a) initially, (i) with respect to any Retained Loans, the period commencing on the date of the Borrowing of which such Loans are a part and ending on the numerically corresponding day in the calendar month that is three months thereafter, and (ii) with respect to Assigned Loans, the period commencing on the Amendment Effectiveness Date and ending on the last day as the Interest Period applicable to the Retained Loan as set forth in the preceding clause (i), and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Invested Capital” means the sum of (a) $500,000,000, (b) the aggregate net proceeds received by Level 3 from the issuance or sale of any Capital Stock, including Preferred Stock, of Level 3 but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Level 3 and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher that Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Joint Venture” means a Person in which Level 3 or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“knowledge” means, when used in reference to Level 3 or any of its Subsidiaries, the actual knowledge of any Executive Officer or any Financial Officer.

“Lenders” means the Continuing Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Section 9.02(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Level 3” means Level 3 Communications, Inc., a Delaware corporation.

“Level 3 LLC” means Level 3 Communications, LLC, a Delaware limited liability company.

“Level 3 LLC Floating Rate Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the Floating Rate Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the Floating Rate Notes Indenture.

“Level 3 LLC Notes Supplemental Indentures” means the Level 3 LLC 10.75% Notes Supplemental Indenture, the Level 3 LLC Floating Rate Notes Supplemental Indenture and the Level 3 LLC 12.25% Notes Supplemental Indenture.

“Level 3 LLC 10.75% Notes Supplemental Indenture” means the Supplemental Indenture dated as of December 1, 2004 among the Borrower, Level 3, Level 3 LLC and the Trustee under the 10.75% Notes Indenture.

“Level 3 LLC 12.25% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 12.25% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 12.25% Notes Indenture.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available on such page at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent.

“License” means any license granted by the FCC or any foreign telecommunications regulatory body.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by Level 3 or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens.

“Loan Documents” means this Agreement, the Assignment and Amendment Agreement, any promissory notes issued hereunder and the Security Documents.

“Loan Parties” means Level 3, the Borrower and the Subsidiary Loan Parties.

“Loan Proceeds Note” means the demand note dated the Effective Date in an initial principal amount of $730,000,000 issued by Level 3 LLC to the Borrower to evidence the loan in such amount made by the Borrower to Level 3 LLC on the Effective Date.

“Loan Proceeds Note Collateral Agreement” means the Loan Proceeds Note Collateral Agreement dated as of December 1, 2004 among the Borrower, Level 3 LLC and the Collateral Agent.

“Loan Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Loan Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Loan Proceeds Note, in substantially the form set forth in Exhibit G hereto.

“Loan Proceeds Note Guarantor” means any Restricted Subsidiary that provides a Loan Proceeds Note Guarantee pursuant to Section 6.01, Section 6.02 or any other provision of this Agreement.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition, financial or otherwise, of Level 3 and the Restricted Subsidiaries taken as a whole that materially increases the likelihood of a default in the payment of the Obligations when due or (b) a material adverse effect on the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness of any one or more of Level 3, the Borrower or any other Restricted Subsidiary having an outstanding principal amount of no less than $25,000,000 or its foreign currency equivalency at the time individually or in the aggregate.

“Material LLC Subsidiary” means a Material Subsidiary that is a subsidiary of Level 3 LLC.

“Material Subsidiary” means, at any time, any Restricted Subsidiary engaged in the Telecommunications/IS Business (other than a Subsidiary (including, on the Effective Date, Eldorado Marketing, Inc. (now known as Technology Spectrum, Inc.) and Software Spectrum, Inc.) engaged primarily in the business of (i) constructing, creating, developing or marketing software or (ii) computer outsourcing, data center management, computer systems integration, or reengineering of software for any purpose, as determined in good faith by the Board of Directors of Level 3) accounting, or holding assets that accounted, for more than 5% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 5% of Consolidated Tangible Assets at the end of such period; provided that if at any time all Restricted Subsidiaries that are not Material Subsidiaries shall account for more than 10% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 10% of Consolidated Tangible Assets at the end of such period, Level 3 shall designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess (or, if Level 3 shall have failed to designate such Restricted Subsidiaries within 10 Business Days, Restricted Subsidiaries shall automatically be deemed designated as Material Subsidiaries in descending order based on the amounts of their contributions to Consolidated Tangible Assets until such excess shall have been eliminated), and the Restricted Subsidiaries so designated or deemed designated shall for all purposes of this Agreement constitute Material Subsidiaries. Notwithstanding the foregoing, Level 3 Holdings, Inc. and its Subsidiaries shall not constitute Material Subsidiaries unless they would otherwise satisfy the foregoing test and they are engaged to any material extent in the Telecommunications/IS Business, as determined in good faith by the Board of Directors of Level 3.

“Maturity Date” means December 1, 2011.

“Measurement Date” means April 28, 1998.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s Investors Service Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a Board Resolution delivered to the Administrative Agent; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of this Agreement, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of this Agreement as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“Non-Telecommunications Subsidiary” means any Borrower Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

“Obligations” has the meaning assigned to such term in the Guarantee Agreement.

“OECD” means the Organization for Economic Cooperation and Development.

“Offering Proceeds Notes” means the 10.75% Proceeds Note, the Floating Rate Proceeds Note and the 12.25% Proceeds Note.

“Offering Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on any Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under any Offering Proceeds Note.

“Offering Proceeds Note Subordination Agreements” means the Floating Rate Proceeds Note Subordination Agreement, the 10.75% Proceeds Note Subordination Agreement and the 12.25% Proceeds Note Subordination Agreement].

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Administrative Agent, which shall comply with this Agreement.

“Opinion of Counsel” means an opinion of counsel reasonably acceptable to the Administrative Agent (who may be counsel to Level 3 or the Borrower, including an employee of Level 3 or the Borrower).

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent Intercompany Note” means the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, in an initial principal amount equal to $11,900,000,000, issued by Level 3 LLC to Level 3.

“Parent’s Indentures” means (a) the indenture dated as of April 28, 1998 between Level 3 and IBJ Schroder Bank & Trust Company, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 9 1/8% Senior Notes due 2008, (b) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 11% Senior Notes due 2008, (c) the Euro

Securities indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 10 3/4% Senior Euro Notes due 2008, (d) the indenture dated as of December 2, 1998 between Level 3 and IBJ Schroder Bank & Trust Company, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 10 1/2% Senior Discount Notes due 2008, (e) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 12 7/8% Senior Discount Notes due 2010, (f) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 11 1/4% Senior Notes due 2010, (g) the Euro Securities indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 11 1/4% Senior Euro Notes due 2010, (h) the indenture dated as of October 24, 2003 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to the Level 3’s 9% Senior Notes due 2013 and (i) the amended and restated indenture (Senior Debt Securities) dated as of July 8, 2003 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith, relating to Level 3’s 3.5% Convertible Senior Notes due 2012.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Holders” means the members of Level 3’s board of directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Permitted Hedging Agreement” of any Person means any Hedging Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Indebtedness being hedged thereby.

“Permitted Investments” means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Hedging Agreements; (f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with Section 6.07; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary; (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (j) additional Investments made after the Effective Date in an aggregate amount not to exceed $200,000,000.

“Permitted Liens” means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (b) other Liens incidental to the conduct of Level 3’s and its Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Indebtedness of Level 3 or a Subsidiary of Level 3, and which do not in the aggregate materially detract from the value of Level 3’s and its Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Level 3 and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Level 3 or its Restricted Subsidiaries; and (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Level 3’s communications network that (i) constitute capital assets in accordance with GAAP and (ii) after giving effect to such disposition, would result in Level 3 retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time. “Segment” means (x) with respect to Level 3’s intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Level 3 (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Level 3 or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Equity Interests” has the meaning assigned to such term in the Collateral Agreement.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Level 3 or the Borrower or a Wholly Owned Restricted Subsidiary or the Borrower, respectively. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the borrower of such Preferred Stock for the period during which such dividends were paid.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Level 3 or one of its Restricted Subsidiaries shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Level 3 or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Level 3, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Level 3 of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.

“Proportionate Interest” in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Level 3 and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

“Purchase Money Debt” means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Level 3 or any Restricted Subsidiary of any Telecommunications/IS Assets of Level 3 or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time (it being understood that Indebtedness meeting the foregoing requirements and Incurred within 90 days after the construction, installation, acquisition, lease, development or improvement of such Telecommunications/IS Assets by Level 3 or such Restricted Subsidiary shall constitute Purchase Money Debt).

“Qualified Credit Facility” means one or more credit agreements, loan agreements, or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Level 3 and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Qualified Receivable Facility” means Indebtedness of Level 3 or any Subsidiary of Level 3 Incurred from time to time on customary terms (as determined by Level 3 in good faith) pursuant to either (x) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” mean Moody’s and S&P.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Level 3 to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Loans is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Loans that is lower than the applicable Effective Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Loans by the Rating Agencies is lower than the applicable Effective Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline. A “Rating Decline” also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“refinancing” has the meaning assigned to such term in Sections 6.01(b)(viii) and 6.02(b)(vi).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, partners, members and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Loans representing at least a majority in aggregate principal amount of the total Loans outstanding (or if the Loans have not yet been made, Lenders having commitments representing at least a majority in aggregate principal amount of the total Commitments).

“Restricted Payment” has the meaning specified in Section 6.03.

“Restricted Subsidiary” means (a) a Subsidiary of Level 3 or a Restricted Subsidiary, including the Borrower, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.10 and (b) an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to such Section. Notwithstanding any other provision of this Agreement, the Restricted Subsidiaries shall at all times include the Borrower and Level 3 LLC.

“Retained Loans” has the meaning assigned to such term in the Assignment and Amendment Agreement.

“Revocation” has the meaning specified in Section 6.10.

“S&P” means Standard & Poor’s Ratings Service or, if Standard & Poor’s Rating Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor’s Ratings Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Security Documents” means the Guarantee Agreement, the Collateral Agreement, the Indemnity, Subrogation and Contribution Agreement, the Loan Proceeds Note Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 to secure any of the Obligations.

“Security Interest” has the meaning assigned to such term in the Collateral Agreement.

“Sister Restricted Subsidiary” means a Restricted Subsidiary that is not the Borrower or a Borrower Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Level 3 within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“Special Assets” means (a) the Capital Stock or assets of RCN Corporation (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Level 3 or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso in Section 6.07).

“Subordinated Debt” means Indebtedness of Level 3 (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full in cash of the Guarantee of the Obligations by Level 3 to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Indebtedness (collectively, “payments of such Indebtedness”) may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Loans exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Loans, upon notice by Lenders holding 25% or more in aggregate outstanding principal amount of the Loans to the Administrative Agent, the Administrative Agent shall have the right to give notice to Level 3 and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Indebtedness may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Loans during such period; (iii) if payment of such Indebtedness is accelerated when any principal amount of the Loans is outstanding, no payments of such Indebtedness may be made until three Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Indebtedness permit payment at that time; and (iv) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the Maturity Date or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3) of such Indebtedness at the option of the holder thereof prior to the Maturity Date, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon (A) a change of control of Level 3 pursuant to provisions substantially similar to those described in the definition of “Change of Control Triggering Event” (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to the provisions described in the definition of “Change of Control Triggering Event”) or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described in Section 6.07 (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to Section 6.07).

“Subordinated Indentures” means (a) the indenture dated as of September 20, 1999 between Level 3 and IBJ Whitehall Bank & Trust Company, as trustee, as supplemented by the Supplement dated September 20, 1999 and as amended or supplemented from time to time in accordance therewith relating to Level 3’s 6.0% Convertible Subordinated Notes due 2009 and (b) the indenture dated as of September 20, 1999 between Level 3 and IBJ Whitehall Bank & Trust Company, as trustee, as supplemented by the Second Supplement dated February 29, 1999 and as amended or supplemented from time to time in accordance therewith relating to Level 3’s 6.0% Convertible Subordinated Notes due 2010.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Loan Party” means, as applicable, any Subsidiary of Level 3 that has guaranteed the Obligations or has assigned and pledged any of its assets to secure the Obligations pursuant to any Security Document.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Telecommunications/IS Assets” means (a) any Property (other than cash, cash equivalents and securities) to be owned by Level 3 or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of Sections 6.01, 6.02 and 6.05 only, Capital Stock of any Person; or (c) for all other purposes of this Agreement, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Level 3 or another Restricted Subsidiary from any Person other than an Affiliate of Level 3; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (i) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as “Year 2000 issues”) or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Board of Directors of Level 3.

“10.75% Notes Indenture” means the Indenture dated as of October 1, 2003 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 10.75% Notes.

“10.75% Notes” means the Borrower’s 10.75% Senior Notes due 2011 in an aggregate principal amount outstanding on the date hereof of $500,000,000.

“10.75% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC 10.75% Notes Supplemental Indenture.

“10.75% Offering Proceeds Note” means the intercompany demand note dated October 1, 2003, in an initial principal amount equal to $500,000,000, issued by Level 3 LLC to the Borrower.

“10.75% Proceeds Note Subordination Agreement” means the 10.75% Proceeds Note Subordination Agreement dated the Effective Date among the Borrower, Level 3, Level 3 LLC and the Administrative Agent, a copy of which is attached as Exhibit F-3 to this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans and the use of the proceeds thereof.

“12.25% Notes Indenture” means the Indenture dated as of March 14, 2006 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 12.25% Notes.

“12.25% Notes” means the Borrower’s 12.25% Senior Notes due 2013 in an aggregate principal amount outstanding on the date hereof of $550,000,000.

“12.25% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC 12.25% Notes Supplemental Indenture.

“12.25% Offering Proceeds Note” means the intercompany demand note dated April 6, 2006, in an initial principal amount equal to $550,000,000, issued by Level 3 LLC to the Borrower.

“12.25% Proceeds Note Subordination Agreement” means the 12.25% Proceeds Note Subordination Agreement dated as of March 14, 2006 among the Borrower, Level 3, Level 3 LLC and the Administrative Agent, a copy of which is attached as Exhibit F-3 to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by LIBO Rate or ABR.

“Unrestricted Subsidiary” means (a) 91 Holding Corp., SR 91 Holding LLC, SR91 Corp., SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary designated as such pursuant to and in compliance with Section 6.10 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Level 3 or any Restricted Subsidiary. No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on September 30, 2004. Notwithstanding the foregoing, all financial statements provided for hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time.

ARTICLE II

The Credits

SECTION 2.01. Commitments; Loans and Borrowings. (a) On the Effective Date, Eurodollar Loans were made to the Borrower pursuant to the Commitments. On the Amendment Effectiveness Date, the Lenders hold the respective amounts of those Loans set forth on Schedule 2.01 to this Agreement. Amounts paid or prepaid in respect of Loans may not be reborrowed. The Commitments expired at 5:00 p.m. New York City time on the Effective Date.

(b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time of the conversion of a Borrowing to an ABR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at one time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding at any one time.

(c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.02. Interest Elections. (a) The Borrowings shall initially be Eurodollar Borrowings with the Interest Periods specified in clause (a) of the definition of “Interest Period”. Thereafter, the Borrower may elect to convert a Borrowing to a different Type or to continue a Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a request to convert or continue a Borrowing as a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed conversion or continuation or (b) in the case of a request to convert or continue a Borrowing as an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

SECTION 2.03. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit D hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.04. Prepayments and Offers to Prepay. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium (but subject to Section 2.09).

(b) [Intentionally Omitted]

(c) [Intentionally Omitted]

(d) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Borrower shall within 15 days notify the Administrative Agent thereof and prepay the

Loans in the amount of such Excess Proceeds without premium (but subject to Section 2.09) (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (g) below). To the extent there are any remaining Excess Proceeds following the completion of the prepayment required hereunder as a result of Lender elections not to accept such prepayment, the Borrower shall apply such Excess Proceeds to the repayment of other Indebtedness of the Borrower or any Restricted Subsidiary that is a Subsidiary of the Borrower, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by Level 3 which is not otherwise prohibited by this Agreement, and the amount of Excess Proceeds shall be reset to zero.

(e) Not fewer than 30 days prior to any payment or prepayment of any principal amount of the Loan Proceeds Note, the Borrower shall notify the Administrative Agent thereof and shall, on the date of such payment or prepayment, subject to paragraph (g) below, prepay the Loans at a price equal to the principal amount of the Loan without premium (but subject to Section 2.09); provided, however that (i) at the expiration of such thirty Business Day period, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (g) below) and (ii) the Borrower shall immediately prepay the Loans in such amount in accordance with clause (g) below.

(f) Upon the occurrence of a Change of Control Triggering Event, the Borrower shall within 30 days of such occurrence notify the Administrative Agent thereof and prepay the Loans not later than 30 Business Days following such notification; provided, however that (i) at the expiration of such 30 Business Day period, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (g) below) and the Borrower shall immediately prepay the Loans in such amount in accordance with clause (g) below and (ii) the Borrower shall also pay, on the date of such prepayment, to each Lender receiving such prepayment a fee equal to 1.00% of the principal amount of the Loans prepaid to such Lender.

(g) With respect to any proposed mandatory prepayment of the Loan pursuant to clauses (d), (e) or (f) above, any Lender may, at its option, elect not to accept such prepayment (any Lender making such election being a “Declining Lender”) as follows: each Declining Lender shall give written notice thereof to the Administrative Agent not later than 10:00 a.m. New York City time on the date which is two Business Days prior to the date on which the Administrative Agent is required to notify the Borrower of the amount of the applicable prepayment pursuant to clause (d), (e) or (f) above. On the date of prepayment, an amount equal to that portion of the Loan then to be prepaid (less the amount thereof that would otherwise be payable to Declining Lenders) shall be paid to the Lenders that are not Declining Lenders in accordance with subsection (h) below. In the event that the Administrative Agent has not, with respect to any mandatory prepayment, received a notice from a Lender in accordance with this clause (g), such Lender shall be deemed to have waived its rights under this clause (g) to decline receipt thereof.

(h) The Borrower (or Level 3 on its behalf) shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment or such lesser period as may be acceptable to the Administrative Agent. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06. If any prepayment pursuant to this Section is made by the Borrower other than on the last day of the Interest Period applicable to any prepaid Eurodollar Loans, the Borrower shall also pay to each Lender (other than any Declining Lender) on the date of such prepayment any amount owing to such Lender pursuant to Section 2.09.

SECTION 2.05. Fees. (a) Level 3 and the Borrower agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

SECTION 2.06. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period (or Interest Periods, while the initial Interest Periods applicable to the Retained Loans and the Assigned Loans continue in effect) for such Borrowing plus the Applicable Margin.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate that would at the time be applicable to an ABR Loan as provided in paragraph (a) of this Section.

(c) Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Accrued interest payable on the initial Interest Payment Date shall include all interest accrued on the Assigned Loans prior to the Amendment Effectiveness Date and not yet paid. Such interest on the Assigned Loans will be paid to the holders of such Loans on the initial Interest Payment Date.

(d) All interest hereunder shall be computed on the basis of the actual number of days elapsed in a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Alternate Rate of Interest. If, prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to Level 3 and the Lenders by telephone or telecopy as promptly as practicable thereafter, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Eurodollar Loan, convert into an ABR Loan and the obligations of the Lenders to make Eurodollar Loans shall be suspended until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice no longer exist.

SECTION 2.08. Increased Costs. (a) If any Lender shall notify the Administrative Agent and Level 3 at any time that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements and will, as a result, incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurocurrency Reserve Requirements then-applicable to such Lender. Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan. Any Lender giving a notice under this paragraph (a) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and Level 3) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

(b) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any Eurocurrency Reserve Requirement); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received by such Lender, then Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This Section shall not apply to any additional costs or reductions relating to Taxes, which are governed by Section 2.10.

(c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section shall be delivered to Level 3 and shall be conclusive absent manifest error. Level 3 and the Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Level 3 and the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Level 3 of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(f) The provisions of Section 2.08(a) and (c) shall only be available to Lenders regulated by Federal banking authorities.

SECTION 2.09. Break Funding Payments. In the event of (a) any payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Level 3 pursuant to Section 2.12, then, in any such event, Level 3 and the Borrower, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed not to include any lost profit (including loss of Applicable Margin) and shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the LIBO Rate that is or would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Level 3 and shall be conclusive absent manifest error. Level 3 or the Borrower, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.10. Taxes. (a) Any and all payments by or on account of the obligations of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Level 3 and the Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Level 3 or the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent reasonably satisfactory evidence of such payment and the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment; provided however in no case shall the Borrower be required to deliver documentation not normally issued by such Governmental Authority.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and Level 3 (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower and Level 3 as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.11. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.08, 2.09 or 2.10, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, except that payments pursuant to Sections 2.08, 2.09, 2.10 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Level 3 or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation in an obligation owed by it pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

SECTION 2.12. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.08, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Level 3 and the Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.08 (other than paragraph (a) of such Section), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, if any Lender defaults in its obligation to fund Loans hereunder or under the circumstances contemplated by Section 9.02(d), Level 3 may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Level 3 shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Level 3 or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.08 or payments required to be made pursuant to Section 2.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Level 3 to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

On and as of the Amendment Effectiveness Date, each of Level 3 and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Level 3, the Borrower and each Material Subsidiary of Level 3 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions entered into by each Loan Party on the Effective Date were within such Loan Party’s powers and were duly authorized by all necessary corporate or other action and, if required, stockholder or member action. The Transactions to be entered into by each Loan Party on the Amendment Effectiveness Date are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action. The Assignment and Amendment Agreement has been duly executed and delivered by Level 3 and the Borrower and constitutes a legal, valid and binding obligation of Level 3 and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each other Loan Document to which any Loan Party became a party prior to the Amendment Effectiveness Date was duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each other Loan Document to which any Loan Party is to become a party on the Amendment Effectiveness Date, when executed by and delivered by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) did not and do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are contemplated to be taken to satisfy the Guarantee Permit Condition and the Collateral Permit Condition and such as have been obtained or made and are in full force and effect, (b) did not and will not violate the charter, by-laws or other organizational documents of Level 3 or any of the Loan Parties and did not and will not violate, except for any violation which would not constitute or result in a Material Adverse Effect, (i) any applicable law or regulation of a type typically applicable to transactions of the type contemplated by the Transactions, (ii) any material order of any Governmental Authority, (c) did not and will not violate the Parent’s Indentures, the Subordinated Indentures or the Financing Inc. Indentures and (d) did not and will not result in the creation or imposition of any Lien on any material assets of Level 3, the Borrower or any Subsidiary of Level 3, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Lenders have been given access to Level 3’s (i) consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2005, reported on by KPMG LLP, an independent public accounting firm, and (ii) its unaudited consolidated balance sheet and statements of income and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2006. Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Level 3 and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Except for the Disclosed Matters, after giving effect to the Transactions, none of Level 3 or its Subsidiaries will have, as of the Amendment Effectiveness Date, any contingent liabilities, unusual long-term commitments or unrealized losses which would constitute or result in a Material Adverse Effect.

(c) Except as may be disclosed in Level 3’s reports and filings under the Exchange Act filed since January 1, 2006 and prior to June 27, 2006 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to June 27, 2006, since December 31, 2005, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Level 3 and its Subsidiaries, taken as a whole which would constitute or result in a Material Adverse Effect.

SECTION 3.05. Properties. Each of Level 3, the Borrower and each Subsidiary of Level 3 has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and such defects as would not constitute or result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Level 3 or the Borrower, threatened against or affecting Level 3, the Borrower or any Material Subsidiary of Level 3 (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, constitute or result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, none of Level 3, the Borrower or any of the Subsidiaries of Level 3 (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Level 3, the Borrower and each of the Subsidiaries of Level 3 is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment and Holding Company Status. Neither Level 3 nor any of the Loan Parties is (a) an “investment company” or is controlled by an entity that is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” or is controlled by an entity that is a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09. Taxes. Level 3, the Borrower and each of the Material Subsidiaries of Level 3 has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which Level 3, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would constitute or result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would constitute or result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would constitute or result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of Level 3 in, each domestic Material Subsidiary.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Level 3, the Borrower and the Material Subsidiaries of Level 3 as of the Amendment Effectiveness Date. To the knowledge of Level 3, such insurance complies with the requirements of Section 5.07.

SECTION 3.14. Labor Matters. As of the Amendment Effectiveness Date, there are no material strikes, lockouts or slowdowns against Level 3, the Borrower or any Subsidiary of Level 3 pending or, to the knowledge of Level 3 or the Borrower, threatened which would constitute or result in a Material Adverse Effect. The consummation of the Transactions did not and will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Level 3, the Borrower or any Subsidiary of Level 3 is bound other than any right which would not constitute or result in a Material Adverse Effect.

SECTION 3.15. Intellectual Property. Each of Level 3, the Borrower and the Material Subsidiaries of Level 3 owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Level 3, the Borrower and each Material Subsidiary of Level 3, to the knowledge of Level 3 or the Borrower, does not infringe upon the rights of any other Person except for any such infringements that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 3.16. Security Interests. (a) The Collateral Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and (i) together, with respect to the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code), with the delivery of such certificated securities to the Collateral Agent together with instruments of transfer duly endorsed in blank, the Collateral Agreement constitutes a fully perfected first priority Lien on, and security interest in, under applicable Federal and State law, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person and (ii) together with the financing statements filed in the offices specified in the Effective Date Perfection Certificate, as supplemented and delivered on the Amendment Effectiveness Date, the Collateral Agreement constitutes a fully perfected Lien on, and security interest in, under applicable Federal and State law, all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreements) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05.

(b) The filing of the Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office has taken place and the security interest created thereunder constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.17. FCC Compliance. (a) Level 3, the Borrower and each Subsidiary of Level 3 are in compliance with the Communications Act except where the failure to be in compliance would not constitute or result in a Material Adverse Effect.

(b) To the knowledge of Level 3, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or any other proceedings of or before the FCC, affecting it, the Borrower or any Subsidiary of Level 3 which would constitute or result in a Material Adverse Effect.

(c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which would constitute or result in a Material Adverse Effect or (ii) affects or would reasonably be expected in the future to affect any of the rights of Level 3, the Borrower or any Subsidiary of Level 3 under any License held by Level 3, the Borrower or such Subsidiary in any respect which would constitute or result in a Material Adverse Effect.

(d) Level 3, the Borrower and each Subsidiary of Level 3 have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects except where the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.18. Qualified Credit Facility; Senior Indebtedness. The Loans and the other Obligations constitute a “Qualified Credit Facility” as defined in the Financing Inc. Indentures. The Loans and the other Obligations constitute a “Credit Facility” as defined in the Parent’s Indentures. The Loans and the other Obligations constitute “Senior Indebtedness” of the Parent, the Borrower and each other Loan Party for purposes of any Indebtedness of the Parent, the Borrower or such other Loan Party that by its terms is subordinated to any other Indebtedness of such Person.

SECTION 3.19. Solvency. Immediately following the making of the Loans on the Effective Date and after giving effect to the application of the proceeds of the Loans, (a) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, exceeded their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, was greater than the amount that was required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities were to become absolute and mature; (c) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Level 3 and its Subsidiaries, on a consolidated basis, did not have unreasonably small capital with which to conduct the business in which they were engaged as such business was then conducted and was then proposed to be conducted following the Effective Date.

ARTICLE IV

Conditions

[Intentionally Omitted]

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Level 3 and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Level 3 will furnish to the Administrative Agent on behalf of the Lenders:

(a) within 120 days after the end of each fiscal year of Level 3, an audited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such year, setting forth in each case commencing December 31, 2006, in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or another independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each fiscal quarter of Level 3, an unaudited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such quarter, setting forth in each case commencing June 30, 2006, in comparative form the figures for the corresponding quarter of the previous fiscal year, all certified by a Financial Officer to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(c) within 120 days after the end of each fiscal year of Level 3, a certificate of a Financial Officer stating that a review of the activities of Level 3 and its Subsidiaries during the preceding fiscal year has been made under the supervision of such Financial Officer with a view to determining whether the Borrower and the other Loan Parties have kept, observed, performed and fulfilled their obligations under this Agreement and the other Loan Documents, and further stating, as to the knowledge of the Officer signing such certificate, Level 3, the Borrower and each other Loan Party has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement and the other Loan Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower or such Loan Party is taking or proposes to take with respect thereto).

Whether or not required by the rules and regulations of the Securities and Exchange Commission, the Borrower shall file with the Securities and Exchange Commission, if permitted, all the periodic and other reports, proxy statements and other materials it would be required to file with the Securities and Exchange Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, or any successor provision thereto if it were subject thereto. The financial statements required to be delivered by Level 3 pursuant to paragraphs (a) and (b) of this Section and the reports and statements required to be delivered by the Borrower pursuant to paragraph (c) of this Section shall be deemed to have been delivered (i) when reports containing such financial statements, or such other materials, are posted on Level 3’s website on the internet at www.level3.com (or any successor page identified in a notice given to the Administrative Agent and the Lenders) or on the Securities and Exchange Commission’s website on the internet at www.sec.gov or (ii) when such financial statements, reports or statements are delivered in accordance with Section 9.01(a).

SECTION 5.02. Notices of Material Events. Level 3 and the Borrower will furnish to the Administrative Agent, within 30 days, written notice of the following:

(a) the occurrence of any Default; and

(b) if the trustee for or the holder of any Material Indebtedness of Level 3 or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default.

Each notice delivered under this Section shall be accompanied by a statement of an authorized officer of Level 3 setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) Level 3 and the Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in any Loan Party’s identity or corporate structure or (iii) in any Loan Party’s Federal Taxpayer Identification Number. Each of Level 3 and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings (or arrangements therefor satisfactory to the Collateral Agent) have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Level 3 and the Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of the certificate pursuant to paragraph (c) of Section 5.01, Level 3 shall deliver to the Collateral Agent a certificate of an authorized officer of Level 3 (i) setting forth the information required pursuant to the Annual Perfection Certificate or confirming that there has been no change in such information since the Amendment Effectiveness Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (excluding fixture filings) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral required to be set forth therein have been filed of record in each United States governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to perfect and continue the perfection of the security interests under the applicable Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04. Existence; Conduct of Business. Each of Level 3 and the Borrower will, and will cause each Material Subsidiary of Level 3 to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its rights, charter and statutory, except where the failure to do so would not constitute or result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.13.

SECTION 5.05. Payment of Taxes. Each of Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, pay its material Tax obligations, before the same shall become delinquent or in default, except where the failure to pay such tax would not constitute or result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Level 3 and the Borrower shall cause all properties owned by Level 3, the Borrower or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Level 3 may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Level 3 from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Level 3, desirable in the conduct of its business or the business of any Subsidiary of Level 3 and not disadvantageous in any material respect to the Lenders.

SECTION 5.07. Insurance. Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep all of their respective properties which are of an insurable nature insured with insurers, believed by the Borrower to be responsible, against loss or damage to the extent that property of a similar character is usually insured by companies similarly situated and owning like properties. Level 3 will furnish to the Lenders, upon the reasonable request of the Administrative Agent, but not more than once during any calendar year unless a Default or an Event of Default has occurred and is continuing, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. Level 3 (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding in each case only where Level 3 estimates in good faith that the expected proceeds from insurance, condemnation awards or otherwise will exceed $25,000,000 and (b) will ensure that the Net Available Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents. Level 3 will act in good faith to collect or compromise all such amounts.

SECTION 5.09. Annual Information Meeting. The Borrower shall, at the request of the Required Lenders, hold an annual meeting (telephonic or otherwise) at which the Borrower will address any questions from the Lenders relating to its affairs, finances, condition or otherwise to the extent that the relevant information is public.

SECTION 5.10. Compliance with Laws. Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries of Level 3 to, comply with all laws (including the Communications Act), rules, regulations and orders of any Governmental Authority applicable to it or its property (including obligations under Licenses), except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds. The proceeds of the Loans were advanced by the Borrower to Level 3 LLC against delivery of the Loan Proceeds Note and were used by Level 3 LLC to repay a portion of the Indebtedness owed by it to Level 3 under the Parent Intercompany Note. Level 3 has used or will use the amounts received as a result of such repayment (i) to repurchase a portion of the Existing Notes maturing in 2008 pursuant to the Debt Tender Offer, (ii) to pay fees and expenses in connection with the Loans and the Debt Tender Offer and (iii) for general corporate purposes. No part of the proceeds of the Loans was or will be used, whether directly or indirectly, for any purpose that entailed a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12. Guarantee and Collateral Requirement; Further Assurances. Level 3 and the Borrower will cause the Guarantee and Collateral Requirement to be and remain satisfied at all times. Without limiting the foregoing, Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, execute any and all documents, financing statements, agreements and instruments, and take all other actions (including the filing of financing statements and other documents), which shall be required under any applicable United States law, or which the Collateral Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Level 3 and the Borrower also agree to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection of the Liens created or intended to be created by the Loan Documents.

SECTION 5.13. Guarantee Permit Condition and Collateral Permit Condition. (a) Each of Level 3 and the Borrower will endeavor, and cause WilTel Communications Group, LLC and the Material LLC Subsidiaries to endeavor, in good faith using commercially reasonable efforts to (i) (A) cause the Collateral Permit Condition to be satisfied with respect to WilTel Communications Group, LLC and (B) cause the Guarantee Permit Condition and the Collateral Permit Condition to be satisfied with respect to any Material LLC Subsidiary, in each case at the earliest practicable date and (ii) to obtain the material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Authorities required to cause any Restricted Subsidiary to become a Guarantor as required by Sections 6.01(d) and 6.02(d). For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section.

(b) [Intentionally omitted]

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on the Loan and all fees payable hereunder have been paid in full, each of Level 3, the Borrower and each Guarantor covenants and agrees with the Lenders that:

SECTION 6.01. Limitation on Consolidated Debt. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of Section 6.02) to, directly or indirectly, Incur any Indebtedness; provided, however, that Level 3 or any Restricted Subsidiary (subject, in the case of the Borrower and any Borrower Restricted Subsidiary, to Section 6.02) may Incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of Level 3 and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (ii) Level 3’s Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Level 3 since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Indebtedness, and (z) the receipt and application of the net proceeds of such Indebtedness or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b) Notwithstanding the foregoing limitation, Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary, except to the extent permitted by Section 6.02) may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) (A) Indebtedness under Qualified Credit Facilities (other than Qualified Receivables Facilities), Purchase Money Debt and Indebtedness in respect of letters of credit, in an aggregate principal amount outstanding or available that, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii)(A) of paragraph (b) of Section 6.02, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) of paragraph (b) of Section 6.02 in respect of Indebtedness previously Incurred pursuant to clause (ii)(A) of paragraph (b) of Section 6.02, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) below in respect of Indebtedness previously Incurred pursuant to this clause (ii)(A)) at any one time not to exceed $1,000,000,000, which amount shall be reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (vi) of paragraph (b) of Section 6.02 or clause (viii) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; and

(B) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available that, when taken together with the sum of (A) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii)(B) of paragraph (b) of Section 6.02, plus (B) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) of paragraph (b) of Section 6.02 in respect of Indebtedness previously Incurred pursuant to clause (ii)(B) of paragraph (b) of Section 6.02, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) below in respect of Indebtedness previously Incurred pursuant to this clause (ii)(A)) at any one time not to exceed $100,000,000;

provided, however, that at any one time, the aggregate amount of (x) Indebtedness Incurred or permitted to be Incurred pursuant to clauses (A) and (B) above (including any refinancing Indebtedness Incurred pursuant to clause (viii) below) and (y) the Indebtedness Incurred or permitted to be Incurred pursuant to clause (ii) of paragraph (b) of Section 6.02 (including any refinancing Indebtedness Incurred pursuant to clause (vi) of paragraph (b) of Section 6.02) shall not exceed 1.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which consolidated financial statements are available.

(iii) Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(iv) Subordinated Debt of Level 3; provided, however, that the aggregate principal amount (or, in the case of Indebtedness issued at a discount, the Accreted Value) of such Indebtedness, together with any other outstanding Indebtedness Incurred pursuant to this clause (iv), shall not exceed $500,000,000 at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Level 3, and not reinvested in Telecommunications/IS Assets or used to repay the Loan or repay other Indebtedness, pursuant to and as permitted by Section 6.07), except to the extent such Indebtedness in excess of $500,000,000 (A) is subordinated to all other Indebtedness of Level 3 other than Indebtedness Incurred pursuant to this clause (iv) in excess of such $500,000,000 limitation, (B) does not provide for the payment of cash interest on such Indebtedness prior to the Maturity Date and (C) (1) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case on or prior to the Maturity Date, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 but excluding through conversion into capital stock of Level 3, other than Disqualified Stock, without any payment by Level 3 or its Restricted Subsidiaries to the holders thereof) of such Indebtedness at the option of the holder thereof on or prior to the Maturity Date or the stated maturity of any Additional Tranche then outstanding;

(v) Indebtedness outstanding on the Measurement Date;

(vi) Indebtedness owed by Level 3 to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and a Loan Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Level 3 of any Indebtedness so permitted to a Person other than Level 3 or another Restricted Subsidiary or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary; and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(vii) Indebtedness Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

(viii) Indebtedness Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Level 3 Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (viii) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of the Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Indebtedness previously refinanced Indebtedness Incurred pursuant to any such clause, this clause (viii), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 or any Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.04(f);

(ix) Indebtedness (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Level 3 or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Level 3 or any Restricted Subsidiary in connection with such disposition;

(x) Indebtedness consisting of Permitted Hedging Agreements;

(xi) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $50,000,000 at any time outstanding; and

(xii) (A) Effective Date Purchase Money Debt and (B) Indebtedness outstanding on the Amendment Effectiveness Date under the Existing Notes and the related indentures, any Restricted Subsidiary Guarantees or Level 3 Guarantees issued prior to the Amendment Effectiveness Date in accordance with such related indentures and any Guarantee of the Financing Inc. Notes issued after the Amendment Effectiveness Date; provided, however, that in the case of any such Guarantee of the Financing Inc. Notes entered into after the Amendment Effectiveness Date, such Guarantee is Incurred in accordance with (i) the last sentence of paragraph (d) of this Section 6.01 and (ii) Section 6.02.

(c) Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that Level 3 or any Restricted Subsidiary may Incur pursuant to this Section 6.01 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 6.01, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness. For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Level 3, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. To the extent permitted under applicable laws and regulations, in the event that any Restricted Subsidiary of Level 3 Guarantees any of the Financing Inc. Notes, then Level 3 shall cause such Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) if such Restricted Subsidiary is a Borrower Restricted Subsidiary, subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary and (iii) in the case of a Level 3 LLC Guarantee of the Floating Rate Notes or the 12.25% Notes, cause Level 3 LLC to enter into the Level 3 LLC Floating Rate Notes Supplemental Indenture or the Level 3 LLC 12.25% Notes Supplemental Indenture, as the case may be.

SECTION 6.02. Limitation on Indebtedness of the Borrower and Borrower Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that (i) the Borrower or (ii) any Borrower Restricted Subsidiary may incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Borrower Debt Ratio would be less than (1) 4.0 to 1.0 if such Debt is Incurred on or prior to March 15, 2008 and (2) 3.75 to 1.0 if such Debt is Incurred after March 15, 2008; provided, however, that any Borrower Restricted Subsidiary that Incurs Indebtedness pursuant to this paragraph (a) is a Guarantor and a Loan Proceeds Note Guarantor.

(b) Notwithstanding the foregoing limitation, the Borrower or any Borrower Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) (A) Qualified Credit Facilities (other than Qualified Receivables Facilities), Purchase Money Debt and Indebtedness in respect of letters of credit, in an aggregate principal amount outstanding or available that, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii)(A) of paragraph (b) of Section 6.01, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) of paragraph (b) of Section 6.01 in respect of Indebtedness previously Incurred pursuant to clause (ii)(A) of paragraph (b) of Section 6.01, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) below in respect of Indebtedness previously Incurred pursuant to this clause (ii)(A)) at any one time not to exceed $1,000,000,000, which amount shall be reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (viii) of paragraph (b) of Section 6.01 or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; and

(B) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available that, when taken together with the sum of (A) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii)(B) of paragraph (b) of Section 6.01, plus (B) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) of paragraph (b) of Section 6.01 in respect of Indebtedness previously Incurred pursuant to clause (ii)(B) of paragraph (b) of Section 6.01, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) below in respect of Indebtedness previously Incurred pursuant to this clause (ii)(A)) at any one time not to exceed $100,000,000;

provided, however, that at any one time, the aggregate amount of (x) Indebtedness Incurred or permitted to be Incurred pursuant to clauses (A) and (B) above (including any refinancing Indebtedness Incurred pursuant to clause (vi) below) and (y) the Indebtedness Incurred or permitted to be Incurred pursuant to clause (ii) of paragraph (b) of Section 6.01 (including any refinancing Indebtedness Incurred pursuant to clause (viii) of paragraph (b) of Section 6.01) shall not exceed 1.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which consolidated financial statements are available.

(iii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary outstanding on the Measurement Date;

(iv) Indebtedness owed by the Borrower to a Restricted Subsidiary, Indebtedness owed by a Borrower Restricted Subsidiary to Level 3 or a Restricted Subsidiary (including Indebtedness owed by a Borrower Restricted Subsidiary to another Borrower Restricted Subsidiary), and Indebtedness with an aggregate principal amount not in excess of $10,000,000 at any time outstanding owed by the Borrower to Level 3 or any Sister Restricted Subsidiary; provided, however, that (A) any Borrower Restricted Subsidiary that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and a Loan Proceeds Note Guarantor, (B)(x) upon the transfer, conveyance or other disposition by such Borrower Restricted Subsidiary or the Borrower of any Indebtedness so permitted to a Person other than the Borrower or another Borrower Restricted Subsidiary or (y) if for any reason such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the borrower thereof at the time of such transfer, conveyance or other disposition or when such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations of such Guarantor with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(v) Indebtedness Incurred by a Person (other than Level 3 or any Sister Restricted Subsidiary) prior to the time (A) such Person became a Borrower Restricted Subsidiary, (B) such Person merges into or consolidates with a Borrower Restricted Subsidiary or (C) a Borrower Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Borrower Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Indebtedness pursuant to this clause (v), the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above computed using “5.0 to 1.0” rather than “4.0 to 1.0” or “3.75 to 1.0,” as the case may be, as it appears therein and such Person or the Borrower Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and a Loan Proceeds Note Guarantor;

(vi) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v) or (x) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Borrower Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (vi) (if not the Borrower) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v) or (x) or, if such Indebtedness previously refinanced Indebtedness Incurred pursuant to any such clause, this clause (vi), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Borrower or any Borrower Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Borrower or a Borrower Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.04(f);

(vii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Borrower or any Borrower Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Borrower Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Borrower Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Borrower or any Borrower Restricted Subsidiary in connection with such disposition;

(viii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary consisting of Permitted Hedging Agreements;

(ix) Indebtedness of any Foreign Restricted Subsidiary of the Borrower not otherwise permitted to be Incurred pursuant to clause (i) through (viii) above or clause (x) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (ix) has an aggregate principal amount not in excess of $100,000,000 at any time outstanding;

(x) (A) Effective Date Purchase Money Debt initially Incurred by the Borrower or any Borrower Restricted Subsidiary or another Person that became a Borrower Restricted Subsidiary on or before the Effective Date and (B)

Indebtedness under the Financing Inc. Notes and the related Financing Inc. Indentures, any Guarantees of the Financing Inc. Notes issued prior to the Amendment Effectiveness Date in accordance with such related Financing Inc. Indentures and any Guarantee of the Financing Inc. Notes issued after the Amendment Effectiveness Date; provided, however, that in the case of any such Guarantee of the Financing Inc. Notes entered into after the Amendment Effectiveness Date, such Guarantee is Incurred in accordance with the last sentence of paragraph (d) of this Section 6.02; and

(c) Notwithstanding any other provision of this Section 6.02, the maximum amount of Indebtedness the Borrower or any Borrower Restricted Subsidiary may Incur pursuant to this Section 6.02 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 6.02, Guarantees (other than Guarantees of Indebtedness of Level 3 or any Sister Restricted Subsidiary that are not Guarantees of Indebtedness Incurred by Level 3 or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of Section 6.01), Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness. For purposes of determining compliance with this Section 6.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. To the extent permitted under applicable laws and regulations, in the event that any Borrower Restricted Subsidiary Guarantees any of the Financing Inc. Notes, then the Borrower shall cause such Borrower Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) to subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary and (iii) in the case of a Level 3 LLC Guarantee of the Floating Rate Notes or the 12.25% Notes, cause Level 3 LLC to enter into the Level 3 LLC Floating Rate Notes Supplemental Indenture or the Level 3 LLC 12.25% Notes Supplemental Indenture, as the case may be.

SECTION 6.03. Limitation on Restricted Payments. (a) Level 3:

(i) shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Level 3 or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Level 3 (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Level 3 (other than Disqualified Stock);

(ii) shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Level 3 or any Restricted Subsidiary or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Level 3 or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Level 3 or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Level 3 or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Level 3;

(iii) shall not make, or permit any Restricted Subsidiary to make, any Investment (other than an Investment in Level 3 or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to Section 6.10;

(iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness of Level 3 which is subordinate in right of payment to the Guarantee by Level 3 of the Obligations or Indebtedness of any Restricted Subsidiary which is subordinate in right of payment to the Loans (in the case of the Borrower) or the Guarantee of the Obligations (in the case of Restricted Subsidiaries other than the Borrower) by such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and

(v) shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Level 3 or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Level 3 and the other Restricted Subsidiaries (each of clauses (i) through (v) being a “Restricted Payment”)

if:

(1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(2) upon giving effect to such Restricted Payment, Level 3 could not Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01, or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (j) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of:

(A) 50% of cumulative Consolidated Net Income of Level 3 and its Restricted Subsidiaries (or, in the case that Consolidated Net Income of Level 3 and its Restricted Subsidiaries shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending at least 45 days prior to the date of such Restricted Payment and

(B) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Level 3’s equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Level 3 or any Restricted Subsidiary in such Subsidiary;

provided, however, that Level 3 or a Restricted Subsidiary may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $50,000,000 and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Level 3, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Level 3, and (ii) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary (other than to a Subsidiary, Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than

Disqualified Stock) of Level 3 and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans, the Loan Proceeds Note or any applicable Guarantee of the Obligations or Loan Proceeds Note Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed. The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of “Permitted Investments.”

(b) Notwithstanding the foregoing limitation,

(i) Level 3 may pay any dividend on Capital Stock of any class of Level 3 within 60 days after the declaration thereof if, on the date when the dividend was declared, Level 3 could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom);

(ii) Level 3 may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Level 3 or any of its Subsidiaries or other Affiliates in an amount not to exceed $3,000,000 in any 12-month period;

(iii) Level 3 and any Restricted Subsidiary may refinance any Indebtedness otherwise permitted by clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(iv) Level 3 and any Restricted Subsidiary may retire or repurchase any Capital Stock of Level 3 or of any Restricted Subsidiary or any Subordinated Debt of Level 3 in exchange for, or out of the proceeds of substantially concurrent sale (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Level 3; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of “Invested Capital”; and

(v) Level 3 may pay cash dividends in any amount not in excess of $50,000,000 in any 12-month period in respect of Preferred Stock of Level 3 (other than Disqualified Stock).

The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

(c) The Borrower may not, and may not permit any Borrower Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Level 3 or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as “Level 3 Transfers”), other than (i) Level 3 Transfers at such times and in such amounts as shall be necessary to permit Level 3 to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Level 3 Transfers at such times and in such amounts as are sufficient for Level 3 to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Indebtedness of Level 3, including pursuant to offers to purchase) according to the terms of any Indebtedness of Level 3, (iii) Level 3 Transfers (A) to permit Level 3 to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Level 3 and its Subsidiaries, (B) to permit Level 3 to pay dividends on Preferred Stock of Level 3 in an amount not to exceed the aggregate net cash proceeds received by Level 3 (1) after September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Level 3, (C) in an annual amount not to exceed 50% of Level 3’s Consolidated Net Income for the prior fiscal year and (D) Level 3 Transfers in amounts not to exceed the amount required by Level 3 to pay accrued and unpaid interest on any Indebtedness of Level 3 due upon the conversion, exchange or purchase of such Indebtedness into, for or with Capital Stock of Level 3 and (iv) additional Level 3 Transfers after October 1, 2003 in an aggregate amount not to exceed $50,000,000 in the aggregate.

SECTION 6.04. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Level 3 or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to Level 3 or any other Restricted Subsidiary, (ii) to make loans or advances to Level 3 or any other Restricted Subsidiary or (iii) to transfer any of its Property to Level 3 or any other Restricted Subsidiary.

(b) Notwithstanding the foregoing limitation, Level 3 may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist

(i) any encumbrance or restriction in effect on the Measurement Date,

(ii) any encumbrance or restriction under the Loan Documents, and any customary (as conclusively determined in good faith by the Chief Financial Officer of Level 3) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Qualified Receivable Facility or Purchase Money Debt Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02); provided, however, that such encumbrances and restrictions do not limit the ability of such Restricted Subsidiary, directly or indirectly (including through another Subsidiary of the Borrower) (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Borrower or any other Borrower Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Borrower, (ii) to make loans or advances to the Borrower or (iii) to transfer any of its Property (other than in the case of Purchase Money Debt, the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto) to the Borrower,

(iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired,

(iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof,

(v) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of Level 3 or a Restricted Subsidiary otherwise permitted under this Agreement, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement,

(vi) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of Property of Level 3 or any Restricted Subsidiary in any manner material to Level 3 or any Restricted Subsidiary,

(vii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, and

(viii) any encumbrance or restriction pursuant to this Agreement.

SECTION 6.05. Limitation on Liens. Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the date hereof to secure any Indebtedness other than:

(i) Liens existing on the Effective Date and securing Indebtedness outstanding on the Effective Date, which in any event shall not include Liens securing the Parent Intercompany Note or the Existing Notes;

(ii) Liens Incurred on or after the Effective Date:

(1) pursuant to the Loan Documents to secure Indebtedness permitted to be Incurred pursuant to clause (ii)(A) of paragraph (b) under Section 6.01 or clause (ii)(A) of paragraph (b) under Section 6.02 (or refinancing Indebtedness in respect thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(2) on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to clause (ii)(B) of paragraph (b) under Section 6.01 or clause (ii)(B) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(3) on cash to secure reimbursement obligations in respect of letters of credit permitted to be Incurred pursuant to clause (ii)(A) or (B) of paragraph (b) under Section 6.01 or clause (ii)(A) or (B) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01), provided that the amount of such cash does not exceed 110% of the face amount of such letters of credit; and

(4) on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (ii)(A) or (B) of paragraph (b) under Section 6.01 or clause (ii)(A) or (B) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01) to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(iii) Liens in favor of Level 3 or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness secured by any such Lien (except to Level 3 or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the borrower thereof;

(iv) Liens outstanding on the Effective Date securing Purchase Money Debt and Liens on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (iii) of paragraph (b) under Section 6.01 to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Indebtedness Incurred to refinance, in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(vii) Liens on Property (A) not constituting Collateral and (B) not required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition, Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (v) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Effective Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Indebtedness of Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary) in an aggregate amount not to exceed 5% of Level 3’s Consolidated Tangible Assets.

(viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Indebtedness of any Person other than a Non-Telecommunications Subsidiary;

(ix) Liens to secure Indebtedness Incurred pursuant to clause (viii) of paragraph (b) of Section 6.02; and

(x) Permitted Liens.

SECTION 6.06. Limitation on Sale and Leaseback Transactions. Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Level 3 or such Restricted Subsidiary would be entitled to Incur (a) Indebtedness in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to Section 6.01 or Section 6.02 and (b) a Lien pursuant to Section 6.05, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 6.07 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such Section 6.07.

SECTION 6.07. Limitation on Asset Dispositions. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Level 3 or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Borrower or any Borrower Restricted Subsidiary (other than Indebtedness of the Borrower that is subordinated to the Obligations or Indebtedness of any Borrower Restricted Subsidiary that is subordinated to the Obligations of such Borrower Restricted Subsidiary) and release of the Borrower and all Borrower Restricted Subsidiaries from all liability on the Indebtedness assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Level 3’s election, consist of Property other than cash, Cash Equivalents or the assumption of Indebtedness or Telecommunications/IS Assets.

(b) If the Net Available Proceeds from any Asset Disposition (or any series of related Asset Dispositions) consisting of Property that is Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition exceed $10.0 million, the Borrower shall deposit an amount in cash or cash equivalents equal to such Net Available Proceeds (which such amount shall thereafter constitute the Net Available Proceeds of such Asset Disposition or related Asset Dispositions) into a deposit account in which the Collateral Agent has a perfected security interest in favor of the Lenders. Prior to such time a Notice of Default shall have been delivered to the Borrower pursuant to Article VII, the Borrower may withdraw such Net Available Proceeds, and the Collateral Agent, at the Request of the Borrower, shall take all actions necessary, at the expense of the Borrower, to promptly release the security interest in such Net Available Proceeds (i) to permit Level 3 or a Restricted Subsidiary to reinvest such Net Available Proceeds in Telecommunications/IS Assets, (ii) to permit the Borrower to repay the Loan in accordance with Section 2.04(d) or (iii) following consummation of any offer to prepay the Loan pursuant to Section 2.04(d), to Level 3 or any Restricted Subsidiary for any purpose.

(c) The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Level 3 or a Restricted Subsidiary, to the extent Level 3 or such Restricted Subsidiary elects: (1) to permanently prepay Borrowings in accordance with Section 2.04(b) or (c) or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Level 3 or another Restricted Subsidiary). Level 3 shall not, and shall not permit any Restricted Subsidiary, to acquire any Telecommunications/IS Assets with the Net Available Proceeds of any Asset Disposition consisting of Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition unless such Telecommunications/IS Assets are Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition. Any Net Available Proceeds from an Asset Disposition not applied in accordance with paragraph (b) within 330 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500,000,000, 510 days) from the date of the receipt of such Net Available Proceeds shall constitute “Excess Proceeds.” The Borrower shall apply such Excess Proceeds to the extent required by Section 2.04.

(d) (1) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary, to sell, transfer, lease or otherwise dispose of any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition to a Subsidiary of Level 3 (other than a Subsidiary that is a Guarantor and a Grantor or that will become a Guarantor and a Grantor following satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition), and

(2) Level 3 shall not designate as an Unrestricted Subsidiary any Borrower Restricted Subsidiary that owns, directly or indirectly, any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition unless either:

(A) (1) in the case of a sale, transfer, lease or other disposition, the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Notes, any other intercompany Indebtedness or the Loan Proceeds Note, is the principal amount of such Offering Proceeds Note, such Indebtedness or the Loan Proceeds Note, as applicable, and any accrued and unpaid interest thereon), and

(2) in the case of a sale, transfer, lease or other disposition, the consideration consists of 100% in cash or Cash Equivalents; or

(B) such transaction:

(1) [Intentionally Omitted]

(2) is desirable in the conduct of the business of Level 3 and its Subsidiaries taken as a whole (as conclusively determined by the Board of Directors of Level 3), and

(3) (i) in the case of a sale, transfer, lease or other disposition in which the consideration does not consist of 100% cash or Cash Equivalents, the Fair Market Value of the Property that is Collateral so sold, transferred, leased or disposed of (net of any cash or Cash Equivalents received by the Borrower or such Borrower Restricted Subsidiary in respect of such Collateral), or (ii) in the case of a designation of a Borrower Restricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of all Property that is Collateral owned, directly or indirectly, by such Borrower Restricted Subsidiary at the time it is designated an Unrestricted Subsidiary, when taken together with the Collateral Release Amount (determined prior to such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary), does not exceed 5.0% of Consolidated Tangible Assets as determined at the time of such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary, on the basis of the most recent consolidated balance sheet available to Level 3 (as conclusively determined in good faith by the Chief Financial Officer of Level 3).

For purposes of this Section 6.07(d), “Collateral Release Amount” means an amount equal to:

(1) the sum of (x) the Fair Market Value of any Property that constituted Collateral previously sold, transferred, leased or otherwise disposed of pursuant to this Section 6.07(d) for consideration not consisting of 100% cash or Cash Equivalents (net of any cash or Cash Equivalents received by the transferor in consideration for such sale, transfer, lease or other disposition) plus (y) the Fair Market Value of all Property that constituted Collateral held directly or indirectly by each Borrower Restricted Subsidiary previously designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d), minus

(2) the sum of, without duplication, (x) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary in repayment of principal or as a return of capital from an Investment made pursuant to clause (B) of this Section 6.07(d) plus (y) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary from a Borrower Restricted Subsidiary designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d) representing a return of capital, in the case of clauses (x) and (y), to the extent such cash or Cash Equivalents were treated as Net Available Proceeds from an Asset Disposition, plus (z) the Fair Market Value (determined at the time that such Property again becomes Collateral in accordance with the Security Documents) of any Property which had ceased to be Collateral pursuant to this Section 6.07(d) and thereafter became Collateral in accordance with the terms of the Security Documents.

In the event of (a) a transfer of Property that constitutes Collateral made in accordance with this Section 6.07(d), such Property shall be released from any Lien to which it is subject pursuant to the Security Documents in accordance with the procedures in Section 9.14 or (b) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.07(d), such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

(e) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property that does not constitute Collateral to Level 3 or any Sister Restricted Subsidiary unless (i) the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Debt of Level 3 or the Restricted Subsidiary to which Property was transferred that is secured by a Lien on such transferred Property. Level 3 or the Restricted Subsidiary to which Property was transferred for consideration consisting of Debt that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Borrower or an Borrower Restricted Subsidiary) that, as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3 filed with the Trustee upon request of the Trustee, has a Fair

Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution. The provisions of this paragraph do not apply to (a) dividends and distributions, (b) loans or advances and (c) purchases of services or goods.

SECTION 6.08. Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries. Level 3 shall at all times own all the issued and outstanding Capital Stock of the Borrower. The Borrower shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC. Level 3 shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Level 3 or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Level 3 and any Restricted Subsidiary that complies with the provisions of Section 6.07 to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions of Section 6.07 to the extent such provisions apply and (y) the remaining interest of Level 3 or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of Section 6.03, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions of Section 6.07 to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors’ qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Level 3 or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person’s becoming a Restricted Subsidiary or otherwise being acquired by Level 3 and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by this Agreement. In the event of (a) the consummation of a transaction referred to in any of the foregoing clauses that results in a Restricted Subsidiary that is a Guarantor or a Grantor (or both) no longer being a Restricted Subsidiary and (b) the execution and delivery of documentation providing for such release in form satisfactory to the Administrative Agent, any such Guarantor or Grantor (or Guarantor and Grantor) shall be released from all its obligations under its Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor).

SECTION 6.09. Transactions with Affiliates. Level 3 shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (a) such Affiliate Transaction or series of Affiliate Transactions is (i) in the best interest of Level 3 or such Restricted Subsidiary and (ii) on terms that are no less favorable to Level 3 or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Level 3 or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Level 3 or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Level 3 has determined to be fair to Level 3 or the relevant Restricted Subsidiary) and (b) Level 3 delivers to the Administrative Agent (i) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10,000,000 but less than $15,000,000, a certificate of the chief executive, operating or financial officer of Level 3 evidencing such officer’s determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15,000,000, a Board Resolution of Level 3 certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the Board of Directors of Level 3, including a majority of the disinterested members of the Board of Directors of Level 3; provided, however, that, in the event that there shall not be at least two disinterested members of the Board of Directors of Level 3 with respect to the Affiliate Transaction, Level 3 shall, at the request of the Administrative Agent, in addition to such Board Resolution, deliver to the Administrative Agent a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the Board of Directors of Level 3, is independent with respect to Level 3 and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Level 3 or such Restricted Subsidiary.

Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by Level 3 or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Level 3 or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors of Level 3 and consistent with industry practice; (iii) transactions between or among Level 3 and its Restricted Subsidiaries; provided, however, that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Level 3 (other than a Restricted Subsidiary); (iv) Restricted Payments and Permitted Investments permitted by Section 6.03 (other than Investments in Affiliates that are not Level 3 or Restricted Subsidiaries); (v) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Level 3 (or any Restricted Subsidiary) and any other Person; provided, however, that, in the case of this clause (vi), such transaction complies with clause (a) in the immediately preceding paragraph.

SECTION 6.10. Limitation on Designations of Unrestricted Subsidiaries. Level 3 shall not designate (1) the Borrower or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary (other than a newly created Subsidiary in which no Investment has previously been made) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) unless in the case of this clause (2):

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) immediately after giving effect to such Designation, Level 3 would be able to Incur $1.00 of Indebtedness under paragraph (a) of Section 6.01; and

(c) Level 3 would not be prohibited under any provision of this Agreement from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the portion (proportionate to Level 3’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

In the event of any such Designation, Level 3 shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 6.03 for all purposes of this Agreement in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Level 3 shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Level 3’s “Investment” in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Level 3’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation. At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Level 3 or any Restricted Subsidiary. In addition, neither Level 3 nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, however, that Level 3 or a Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Level 3 other than to obtain such pledged Capital Stock or Indebtedness, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Sections 6.03 and 6.09.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Level 3 will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this Section 6.10, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a Board Resolution of Level 3 delivered to the Administrative Agent, provided that Level 3 will not make any Revocation unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Agreement.

All Designations and Revocations must be evidenced by Board Resolutions of Level 3 delivered to the Administrative Agent (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation, such delivery to the Administrative Agent to occur within 45 days after the end of the fiscal quarter of Level 3 in which such Designation or Revocation is made (or, in the case of a Designation or Revocation made during the last fiscal quarter of Level 3’s fiscal year, within 90 days after the end of such fiscal year). Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.10, such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

SECTION 6.11. Limitation on Actions with respect to Existing Intercompany Obligations. Without the consent of the holders of at least two-thirds of the outstanding principal amount of the Loans:

(a) the Borrower shall not forgive or waive or fail to enforce any of its rights under any Offering Proceeds Note, the Loan Proceeds Note, any Financing Inc. Notes Supplemental Indenture, any Offering Proceeds Note Subordination Agreement or any other agreement with Level 3 or any Restricted Subsidiary to subordinate a payment obligation on any Indebtedness to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note

Guarantee, and the Borrower and Level 3 LLC may not amend the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, in a manner adverse to the Lenders; provided, however, that that in the event of an Event of Default of Level 3 LLC as described in clause (i) or (j) or Article 7, the principal then outstanding together with accrued interest thereon on the Loan Proceeds Note, each Offering Proceeds Note, the Loan Proceeds Note Guarantee and each Offering Proceeds Note Guarantee shall automatically become due and payable without presentment, demand, protest or other notice of any kind;

(b) in the event Level 3 LLC (or any successor obligor under the Loan Proceeds Note) repays all or a portion of the Loan Proceeds Note, the Borrower must prepay the Loan in a principal amount equal to the principal amount of the Loan Proceeds Note then repaid in accordance with, and if at such time permitted by, this Agreement; provided, however, that if at any time the principal amount of the Loan Proceeds Note is greater than the principal amount of the Loan that remains outstanding, Level 3 LLC (or any successor obligor under the Loans Proceeds Note) may repay or forgive or waive an amount of the Loan Proceeds Note equal to such excess without complying with this paragraph (b);

(c) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with any Offering Proceeds Note or the Loan Proceeds Note;

(d) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) any Offering Proceeds Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making any Offering Proceeds Note senior to or equal in right of payment with the Loan Proceeds Note;

(e) Level 3 and Level 3 LLC shall not amend the terms of the Parent Intercompany Note or any Offering Proceeds Note in a manner adverse to the Lenders, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3;

(f) Level 3, the Borrower and Level 3 LLC shall not amend any of the Financing Inc. Notes Supplemental Indentures or any Offering Proceeds Note Subordination Agreement in a manner adverse to the Lenders and Level 3 or any Restricted Subsidiary and the Borrower shall not amend any other agreement between Level 3 or any Restricted Subsidiary and the Borrower to subordinate a payment obligation on any Indebtedness of Level 3 or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, in each case, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3;

(g) unless an Event of Default has occurred and is continuing, Level 3 shall neither cause nor permit the Borrower to demand repayment of the Offering Proceeds Note prior to the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition; and

(h) Level 3 and the Borrower shall cause any Indebtedness of Level 3 LLC to Level 3 to be evidenced by either the Parent Intercompany Note or another duly executed promissory note that is pledged and delivered to the Collateral Agent within 3 Business Days of the Incurrence of such Indebtedness.

SECTION 6.12. Covenant Suspension. During any period of time (a “Suspension Period”) that (i) the ratings assigned to the Term Loan by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing, Level 3 and the Restricted Subsidiaries will not be subject to the covenants set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.06(i)(a), 6.07, 6.08 (other than the first two sentences thereof), 6.09, 6.13(a)(3) and (4), 6.13(c)(3) and (4) and clause (b) of the first sentence of Section 6.10 (collectively, the “Suspended Covenants”). In the event that Level 3 and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Loan below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then Level 3 and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and calculations of the amount available to be made as Restricted Payments under Section 6.03 will be made as though Section 6.03 had been in effect during the entire period of time from the Measurement Date. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02 (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be permitted to be Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02, such Indebtedness will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 6.01(b)(v) or Section 6.02(b)(iii). If the Incurrence of any Indebtedness by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee had Section 6.01 and Section 6.02 been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee that are senior to or pari passu with such Indebtedness within ten days after the Reversion Date. For purposes of determining compliance with Section 6.07 on the Reversion Date, the Net Available Proceeds from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Agreement or cause a Default or Event of Default thereunder; provided, however, that (1) Level 3 and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade, (2) Level 3 reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee within the specified time period. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Level 3 and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of Level 3. In reaching their determination, the Board of Directors of Level 3 may, but need not, consult with the Rating Agencies.

SECTION 6.13. Consolidation, Merger, Conveyance, Transfer or Lease. (a) Level 3 May Consolidate, etc., Only on Certain Terms. Level 3 shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Level 3 or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1) in a transaction in which Level 3 is not the surviving Person or in which Level 3 transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of Level 3’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Consolidated Net Worth of Level 3 (or the successor entity) is equal to or greater than that of Level 3 immediately prior to the transaction;

(4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, Level 3 (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01;

(5) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(6) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents, complies with this Section and that all conditions precedent herein have been complied with, and, with respect to such Officers’ Certificate, setting forth the manner of determination of the Consolidated Net Worth, in accordance with clause (3) of this subsection (a), of Level 3 or, if applicable, of the successor entity as required pursuant to the foregoing.

(b) Successor Level 3 Substituted. Upon any consolidation of Level 3 with or merger of Level 3 with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 to any Person or Persons in accordance with Section 6.13(a), the successor Person formed by such consolidation or into which Level 3 is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Level 3 under this Agreement with the same effect as if such successor Person had been named as Level 3 herein, and the predecessor Level 3 (which term shall for this purpose mean the Person named as “Level 3” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(a)), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the other Loan Documents and may be dissolved and liquidated.

(c) Borrower May Consolidate, etc., Only on Certain Terms. The Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Level 3 or permit Level 3 to consolidate with or merge into the Borrower or (ii) except to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Level 3. Additionally, the Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Borrower or (ii) (other than, to the extent permitted under Section 6.03, to a Restricted Subsidiary that is or becomes a Guarantor and a Loan Proceeds Note Guarantor or to Level 3 so long as Level 3 is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons, unless:

(1) in a transaction in which the Borrower is not the surviving Person or in which the Borrower transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of the Borrower’s Obligations under the Loan and the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Borrower (or the successor entity) is equal to or greater than that of the Borrower immediately prior to the transaction;

(4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, the Borrower (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.02;

(5) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(6) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers’ Certificate, setting forth the manner of determination of the Consolidated Net Worth, in accordance with clause (3) of this subsection (c), of the Borrower or, if applicable, of the successor entity as required pursuant to the foregoing.

(d) Successor Borrower Substituted. Upon any consolidation of the Borrower with or merger of the Borrower with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Borrower to any Person or Persons in accordance with Section 6.13(c), the successor Person formed by such consolidation or into which the Borrower is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Loan Document with the same effect as if such successor Person had been named as the Borrower herein, and the predecessor Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(c), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the Term Loan and may be dissolved and liquidated.

(e) Guarantor (other than Level 3) May Consolidate, etc., Only on Certain Terms. A Guarantor (other than Level 3) shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (A) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Restricted Subsidiary’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent; or (B) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplement to any Loan Document is required in connection with such transaction, such supplement complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(f) Successor Guarantor Substituted. Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with subsection (e), the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made (other than any such transaction made in accordance with Section 6.13(e)(2)(B)) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Loan Documents with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of the applicable supplement to this Agreement or any successor Person which shall have become such in the manner described in subsection (e)), except in the case of a lease, shall be released from all its Obligations and covenants under the Loan Documents and may be dissolved and liquidated.

(g) Loan Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms. A Loan Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Loan Proceeds Note Guarantor that is an Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is an Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to an Loan Proceeds Note Guarantor that is an Borrower Restricted Subsidiary, another Loan Proceeds Note Guarantor that is an Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Loan Proceeds Note Guarantor or (ii) except to another Loan Proceeds Note Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a

Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Loan Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Loan Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (a) in a transaction in which such Loan Proceeds Note Guarantor is not the surviving Person or in which such Loan Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the district of Columbia and shall expressly assume all of such Loan Proceed Note Guarantor’s obligations under the Loan Proceeds Note Guarantee and any subordination agreement between the Borrower and such Loan Proceed Note Guarantor relating to the Loan Proceeds Note; or (b) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 30 days;

(c) the Borrower shall fail to pay the Loans when required pursuant to Section 2.04(f);

(d) any representation or warranty made or deemed made by or on behalf of Level 3, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and shall continue to be material at the time tested;

(e) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform with the covenants contained in Sections 6.07 or 6.13(a), (c), (e) or (g);

(f) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than a covenant, condition or agreement a default in the performance of which is elsewhere in this Article specifically dealt with) and such failure shall continue unremedied for 60 days after written notice to the Borrower by the Administrative Agent or the Required Lenders, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder;

(g) Level 3 or any Restricted Subsidiary shall default under the terms of any instrument evidencing or securing Material Indebtedness of Level 3 or any Restricted Subsidiary which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period);

(h) a judgment or judgments shall be rendered against Level 3 or any Restricted Subsidiary in an aggregate amount in excess of $25,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Level 3, the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) Level 3, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) Level 3, the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) any Lien purported to be created under this Agreement or any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial portions of the Collateral or except as otherwise contemplated by the Security Documents), with the priority required by this Agreement or the applicable Security Document, except (i) as provided in Section 9.14 or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under this Agreement or the applicable Security Document; or

(m) any material provision of any Loan Document, after the delivery thereof, ceases to be in full force and effect (other than in accordance with the terms of such Loan Document) or Level 3, the Borrower or any Guarantor denies or disaffirms its obligations under any material provision of a Loan Document.

then, and in every such event (other than an event with respect to the Borrower or Level 3 described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and enforce, as Collateral Agent, all the rights and remedies under the Security Documents; and in case of any event with respect to Level 3 or the Borrower described in clause (i) or (j) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Collateral Agent may, to the extent permitted by applicable law, exercise all rights and remedies under the Security Documents.

ARTICLE VIII

The Agent

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

In the event the institution serving as the Agent hereunder shall also be a Lender, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Level 3, the Borrower or any Subsidiary or Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and shall not have any duty to take any action or exercise any powers that would result in the incurrence by it of costs or expenses unless arrangements satisfactory to it to ensure the prompt payment of all such costs or expenses shall have been made by the Lenders, and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Level 3, the Borrower or any of the Subsidiaries of Level 3 that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by Level 3, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in the Assignment and Amendment Agreement or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent and the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders, provided, however, that the Administrative Agent and the Collateral Agent shall not be required to take any action that (i) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for Level 3 or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and Level 3. Upon any such resignation, the Required Lenders shall have the right, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of Level 3 (which consent shall not be unreasonably withheld or delayed) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender or a bank with an office in New York, New York, or an

Affiliate of such Lender or any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Level 3 and the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed with such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or Email, as follows:

(a) if to Level 3 or the Borrower, to it at Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention of Chief Financial Officer and General Counsel;

(b) if to the Administrative Agent, to it at Deutsche Bank, 60 Wall Street, 39th Floor, New York, New York, Attention of Michael Ray (Telephone No. 212-250-4184, Telecopy No. 212-797-0407, Email Address michael.c.ray@db.com, with a copy to Merrill Lynch Capital Corporation, Merrill Lynch World Headquarters, 4 World Financial Center, 22nd Floor, New York, New York 10080, Attention of Arminee Bowler (Telephone No. 212-449-2662, Email Address arminee_bowler@ml.com);

(c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments; Addition of Term or Revolving Tranches. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in paragraph (d) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Level 3, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of or impose additional obligations on any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iv) change Section 2.11(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (except as provided in paragraph (d) of this Section), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (except as provided in paragraph (d) of this Section), (vi) release Level 3 or any other Guarantor from its Guarantee of the Obligations under the Guarantee Agreement (except as expressly provided in Section 6.07, 6.08, 6.10 or 9.14 or in the Guarantee Agreement), or limit its liability in respect of any such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in Section 6.07, 6.08, 6.10 or 9.14 or in Collateral Agreement), or

subordinate such Liens, without the written consent of each Lender or (viii) except to the extent necessary to comply with applicable law, amend or modify Section 9.04 in a manner that would by the terms of such amendment or waiver, as applicable, restrict the ability of the Lenders to make assignments, without the written consent of each Lender, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent.

(c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement referred to in any of clauses (i) through (vii) of the first proviso in paragraph (b) of this Section, the consent of the Required Lenders shall be obtained but the consent of one or more other Lenders whose consent is sought shall not be obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consents are sought are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more replacement Lenders in accordance with the provisions of Section 2.12(b) so long as, at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (B) repay the outstanding Loans of each such non-consenting Lender in accordance with Sections 2.04(a) and 2.09; provided that, unless the Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto.

(d) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to establish revolving credit commitments or one or more additional classes of term loans by an agreement in writing entered into by Level 3, the Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to provide such a revolving credit commitment or make a term loan of any class so established (but without the consent of any other Lender), and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the revolving credit commitment and/or term loans set forth in such agreement; provided that the aggregate outstanding principal amount of the revolving credit commitments and term loans of all classes established pursuant to this paragraph shall at no time exceed the maximum principal amount of the Indebtedness permitted to be incurred at such time under Section 6.01(b)(ii) and 6.02(b)(ii)). Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of the revolving credit commitments or class of term loans established thereby (including the amount and final maturity thereof (which, in the case of any class of term loans, shall not be earlier than the Maturity Date), any provisions relating to amortization or mandatory prepayments or offers to prepay (it being agreed that not more than 1% of the aggregate principal amount of the term loans of any class shall amortize during any calendar year prior to the Maturity Date and that provisions for mandatory prepayments of and offers to prepay the term loans of any class may require such term loans to be prepaid or offered the right to be prepaid ratably with the Loans but shall not include any additional mandatory prepayment rights), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.11 and the definition of “Required Lenders” and changes to provide for a note of Level 3 LLC evidencing the advance of the proceeds of any loans) as Level 3, the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such revolving credit commitments or class of term loans; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iii), (vi) or (vii) of paragraph (b) of this Section without the consent of each person required to consent to such change under such clause (it being agreed, however, that the establishment of any revolving commitment or class of term loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) or (vii) of such paragraph (b)), or (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits any such revolving credit commitments or class of term loans but not the Loans without the prior written consent of Lenders holding a majority in interest of the Loans. Without limiting the foregoing, a Qualified Receivable Facility permitted by Sections 6.01 and 6.02 may be established pursuant to and in accordance with the provisions of this paragraph and may have a first priority Lien on Collateral consisting of Receivables, collections thereof and accounts established solely for the collection of such Receivables, and the Agent is authorized and directed to enter into all such amendments to the Loan Documents as it shall deem necessary or advisable to establish such first priority Lien and to subordinate to such Lien on customary terms (as determined by the Agent and Level 3) the Liens on such Receivables securing the other Obligations. The loans of any class established pursuant to this paragraph shall, to the extent provided in the amendment entered into in connection therewith, be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall benefit equally and ratably (except as provided in the next preceding sentence) from the Guarantees created by the Guarantee Agreement and security interests created by the Collateral Agreement and the other Security Documents. Level 3 and the Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee and Collateral Requirement continues to be satisfied after the establishment of any such revolving credit commitments or class of term loans.

For each borrowing under an Additional Tranche, the Borrower shall use the net proceeds of each such issuance and additional funds as necessary to lend to Level 3 LLC an amount equal to the principal amount of the Additional Tranche so issued, and the principal amount of the Loan Proceeds Note shall be increased by such amount.

(e) [Intentionally omitted]

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Level 3 and the Borrower shall pay, on a joint and several basis, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with all ministerial activities in the administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates and each Lender in connection with the enforcement of the Loan Documents, including rights under this Section, or in connection with the Loans, but Level 3 and the Borrower shall only be liable for the fees and expenses of counsel for the Agent and one other counsel for all such other Persons (as well as separate local and regulatory counsel). The Borrower also shall pay all Lien search, filing, recording and similar fees incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by the Loan Documents (other than the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings).

(b) Level 3 and the Borrower shall indemnify, on a joint and several basis, the Agent, each Related Party of the Agent (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or the Collateral, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Level 3, the Borrower or any of the Subsidiaries of Level 3, or any Environmental Liability related in any way to Level 3, the Borrower or any of the Subsidiaries of Level 3, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. It is agreed that the expenses for which Level 3 and the Borrower agree to indemnify the Agent under this paragraph shall not include expenses associated with (i) the arrangement and syndication of the Loans, (ii) the preparation, execution and delivery of the Loan Documents, (iii) the enforcement of the Loan Documents or (iv) the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings; provided, that nothing in this sentence shall have the effect of reducing any rights of the Agent or its Affiliates pursuant to paragraph (a) of this Section or of reducing the Borrower’s responsibility for expenses related to claims, litigation, investigations or proceedings referred to in clause (iv) of the immediately preceding sentence.

(c) To the extent that Level 3 and the Borrower fail to pay any amount required to be paid by them to the Agent or any Related Party of the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such

Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the amount of its Commitment or outstanding Loans or, if no Loans shall be outstanding, on the amount of its Loans on the most recent date on which Loans were outstanding, of such unpaid amount; provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such and (ii) such indemnity shall not, as to the Agent or any Related Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent or such Related Party, as the case may be.

(d) To the extent permitted by applicable law, neither Level 3 nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights under this Agreement (including all or a portion of the Loans at the time owing to it) to an Eligible Transferee; provided, that (i) except in the case of an assignment to a Lender, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $1,000,000 (or the entire remaining amount of the assigning Lender’s Loans, if less than $1,000,000) unless the Administrative Agent shall otherwise consent, provided that (A) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (B) in the event of concurrent assignments to or by two or more assignors that are Affiliates of one another, or to or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except that in the event of (A) concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors or (B) concurrent assignments by two or more assignees that are Affiliates of one another, or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable); and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c) Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.09, 2.10 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Security Documents.

(d) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(f) (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more other Persons (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02(b), would require the consent of each affected Lender. Subject to paragraph (f)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.08, 2.09 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall specifically refer to this exception. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.10(e) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.08, 2.09, 2.10 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Assignment and Amendment Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Level 3 and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Level 3, the Borrower or its properties in the courts of any jurisdiction.

(c) Each of Level 3 and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any pledgee referred to in Section 9.04(g) or to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Level 3 or the Borrower, (i) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section or (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section, “Information” means all information received from Level 3 or the Borrower relating to Level 3 or the Borrower or its business (including information obtained through the exercise of a Lender’s rights under Sections 5.01) other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Level 3 or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Subsidiary Loan Parties and Collateral. (a) The Enhanced Collateral Date (as defined in the Existing Credit Agreement) occurred on May 12, 2005 and each Subsidiary of Level 3 that ceased to be a “Designated Guarantor Subsidiary” and a “Designated Grantor Subsidiary” by reason of the proviso of those terms (as defined in the Existing Credit Agreement) was automatically released from its obligations under, and all Collateral owned by it and the Equity Interests of each such released Subsidiary owned by or on behalf of the Borrower was automatically released from the Liens created by, the Security Documents, and the Collateral Agent shall, without the consent of any Lender, execute and deliver, to the extent not done prior to the Amendment Effectiveness Date, all such releases, termination statements or other instruments, and take all such further actions, as shall be reasonably requested by Level 3 to evidence any such release.

(b) Notwithstanding any contrary provision herein or in any other Loan Document, if Level 3 shall request the release under any Security Document of (i) any of its Subsidiaries (other than the Borrower or Level 3 LLC) or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary (other than the Borrower or Level 3 LLC) owning any such Subsidiary or Collateral) to a Person other than Level 3 or a Subsidiary of Level 3 in a transaction permitted under the terms of this Agreement (including to the extent permitted by Section 6.07, 6.08 or 6.10), (ii) any Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure the Incurrence of Indebtedness pursuant to a Qualified Receivable Facility as permitted by Section 6.01(b)(ii) or 6.02(b)(ii) or (iii) any Property that is to become subject to any Lien permitted to be Incurred under Section 6.05(ii)(3) or (4), and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement and that no Event of Default shall have occurred and be continuing, the Collateral Agent, if satisfied that the applicable certificate is correct, and if satisfied with any arrangements for the receipt and deposit of proceeds of such transaction to the extent required under Section 6.07(b), shall, unless an Event of Default has occurred and is continuing, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition; provided that (i) if the Collateral to be sold or otherwise disposed of is sold or otherwise disposed of by a Grantor in the ordinary course of business in a transaction permitted by the Credit Agreement to a Person other than Level 3 or a Subsidiary of Level 3 and (ii) such sale or other disposal would not constitute an Asset Disposition, then such Collateral shall be automatically released from any Lien created by this Agreement or any other Loan Document upon the effectiveness of such sale or disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. The Collateral Agent shall execute and deliver all such releases, termination statements or other instruments, and take all such further actions, as shall be necessary to effectuate or confirm any release of Collateral required by this paragraph.

(c) Without limiting the provisions of Section 9.03, Level 3 and the Borrower shall reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section.

(d) No such termination or cessation shall release, reduce or otherwise adversely affect the obligations of any other Loan Party under this Agreement or any other Loan Document, all of which obligations continue to remain in full force and effect.

SECTION 9.15. Senior Debt Status. In the event that Level 3 or any Subsidiary of Level 3 shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to any other Indebtedness of Level 3 or such Subsidiary, Level 3 shall take or cause such Subsidiary to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and, if relevant, as “designated senior indebtedness” in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated indebtedness.

SECTION 9.16. No Fiduciary Relationship. Each of Level 3 and the Borrower, on behalf of themselves and the Subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Level 3, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agent and the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders, or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17. Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Amendment Effectiveness Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Agent under the Existing Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of the Assignment and Amendment Agreement.

LEVEL 3 FINANCING, INC.,

By:

LEVEL 3 COMMUNICATIONS, INC.,

By:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent,

By: